AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 10, 2001


                           REGISTRATION NO. 333-43148

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
            --------------------------------------------------------

                                 AMENDMENT NO. 5
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               CACTUS SPINA, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           NEVADA                       6770                     77-0426995
----------------------------  ----------------------------   -----------------
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Number)        Identification
        organization)                                                Number)


                              2320 Paseo Del Prado
                                   Suite B 205
                             Las Vegas, Nevada 89102
                                 (702) 320-1900
            --------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                         James E. Pitochelli, President
                               Cactus Spina, Inc.
                              2320 Paseo Del Prado
                                   Suite B 205
                             Las Vegas, Nevada 89102
                                 (702) 320-1900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
            --------------------------------------------------------

                                   COPIES TO:

                            William B. Barnett, Esq.
                        Law Offices of William B. Barnett
                             15233 Ventura Boulevard
                                    Suite 410
                         Sherman Oaks, California 91403
                                 (818) 789-2688


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



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the effective time of the reorganization of NoMatterWare, Inc., into Cactus Spina, Inc., which reorganization shall occur as soon as practicable following the effectiveness of this Registration Statement.

If any securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE

       TITLE OF SECURITIES     AMOUNT       PROPOSED   PROPOSED    AMOUNT OF
         TO BE REGISTERED      TO BE        MAXIMUM    MAXIMUM    REGISTRATION
                            REGISTERED (1)  OFFERING  AGGREGATE     FEE (2)
                                                        PRICE      OFFERING
                                                      PER SHARE     PRICE (2)
Common Stock$.001 par value
             per share        5,280,592        -0-       -0-         $264.00

(1) The maximum number of shares of Common Stock, par value $.001, of Cactus Spina, Inc., that may be issued upon consummation of the transactions contemplated in the Plan and Agreement of Reorganization dated as of April 1, 2000, by and among NoMatterWare, Inc., and Cactus Spina, Inc., based on 5,280,592 shares of NoMatterWare, Inc. ("NoMatterWare") common stock, par value $.001, currently outstanding.

(2) Estimated solely for the purpose of calculating the registration fee based upon the book value of NoMatterWare's capital stock of $(.03) per share on April 30, 2000, in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, (the "Act").

(3)      Calculated pursuant to Rule 457(f) under the Act.

                            -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

NoMatterWare, Inc.                           Cactus Spina, Inc.
Suite 2050                                   2320 Paseo Del Prado
717 - 7th Avenue SW                          Suite B 205
Calgary, Alberta, Canada T2P 0Z3             Las Vegas, Nevada 89102

        To the stockholders of NoMatterWare, Inc., and Cactus Spina, Inc.
             A REORGANIZATION PROPOSAL - YOUR VOTE IS VERY IMPORTANT

The board of directors of NoMatterWare, Inc., ("NoMatterWare") and Cactus Spina, Inc., ("Cactus") have approved a Plan and Agreement of Reorganization which will result in the acquisition of NoMatterWare by Cactus. Upon completion of the reorganization, each share of NoMatterWare common stock will be exchanged for one (1) share of Cactus common stock.

The reorganization cannot be completed unless the holders of 95% or more of the outstanding shares of NoMatterWare and a majority of the outstanding shares of Cactus approve the reorganization agreement. Certain stockholders of NoMatterWare who hold approximately 65% of the outstanding shares of NoMatterWare common stock have agreed to vote their shares in favor of the reorganization. Certain stockholders of Cactus who hold approximately 56% of the outstanding shares of Cactus common stock have agreed to vote their shares in favor of the reorganization.

This proxy statement-prospectus provides you with detailed information concerning Cactus, NoMatterWare and the reorganization. Please give all of the information contained in the proxy statement-prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" OF THIS PROXY STATEMENT-PROSPECTUS.

The dates, times and places of the meetings are as follows:

  For NoMatterWare, Inc.                    For Cactus Spina, Inc.
     ____________,2001 at 10:00 a.m.           _____________, 2001 at 10:00 a.m.
     Suite 2050                                 2320 Paseo Del Prado
     717 - 7th Avenue SW                        Suite B 205
     Calgary, Alberta, Canada T2P 0Z3          Las Vegas, Nevada 89102

Please use this opportunity to take part in the affairs of Cactus and NoMatterWare by voting on the approval of the reorganization agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

We appreciate your consideration of this matter.

             Brad Churchill                 James E. Pitochelli
             President                      President
             NoMatterWare, Inc.             Cactus Spina, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement-prospectus is dated September __, 2001 and is first being mailed to stockholders on or about ________________, 2001.

                               NoMatterWare, Inc.
                                   Suite 2050
                               717 - 7th Avenue SW
                        Calgary, Alberta, Canada T2P 0Z3

          NOTICE OF SPECIAL MEETING OF NOMATTERWARE, INC., STOCKHOLDERS

                               ____________, 2001

                                  AT 10:00 A.M.
To NoMatterWare Stockholders:

Notice is hereby given that a special meeting of stockholders of NoMatterWare, Inc., ("NoMatterWare") will be held on ____________, 2001, at 10:00 a.m. local time at the offices of NoMatterWare, Inc., Suite2050, 717 7th Avenue SW, Calgary, Alberta, Canada T2P 0Z3, for the following purposes:

1. To consider and vote upon a proposal to approve the Plan and Agreement of Reorganization, dated April 1, 2000, by and among Cactus Spina, Inc., ("Cactus") and NoMatterWare, Inc., ("NoMatterWare") pursuant to which each share of NoMatterWare common stock, par value $.001 per share, will be exchanged for one (1) share of Cactus common stock, par value $.001 per share. Upon the completion of the reorganization, Cactus will change its name to NoMatterWare. Approval of the reorganization agreement will also constitute approval of the reorganization and the other transactions contemplated by the reorganization agreement.

2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

These items of business are described in the attached proxy statement-prospectus. Only holders of record of NoMatterWare shares at the close of business on July 31, 2001, the record date, are entitled to vote on the matters listed in this Notice of Special Meeting of NoMatterWare Stockholders. In addition, you may have dissenters' rights. Dissenters must act before the meeting to perfect their rights. See "Dissenters and Approval Rights" and "Appendix C - Dissenters Rights Statutes."

AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE REORGANIZATION IS CONSISTENT WITH AND IN FURTHERANCE OF THE LONG-TERM BUSINESS STRATEGY OF NOMATTERWARE AND FAIR TO AND IN THE BEST INTERESTS OF NOMATTERWARE AND ITS STOCKHOLDERS. NOMATTERWARE'S BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS ITS APPROVAL BY YOU.

Your vote is very important, regardless of the number of shares you own. Please return you proxy as soon as possible. You may vote in person at the NoMatterWare special meeting even if you have returned a proxy.

                                  By Order of the Board of Directors of
                                  NoMatterWare, Inc.

                                  Brad Churchill, President
Calgary, Alberta, Canada
____________, 2001
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.
                                        4

                               Cactus Spina, Inc.
                              2320 Paseo Del Prado
                                   Suite B 205
                               Las Vegas, NV 89102

          NOTICE OF SPECIAL MEETING OF CACTUS SPINA, INC., STOCKHOLDERS

                               ____________, 2001

                                  AT 10:00 A.M.
To Cactus Stockholders:

Notice is hereby given that a special meeting of stockholders of Cactus Spina, Inc., ("Cactus") will be held on ____________, 2001, at 10:00 a.m. local time at the offices of Cactus, 2320 Paseo Del Prado, Suite B 205, Las Vegas, Nevada 89102 for the following purposes:

1. To consider and vote upon a proposal to approve the Plan and Agreement of Reorganization, dated April 1, 2000, by and among Cactus Spina, Inc., ("Cactus") and NoMatterWare, Inc. ("NoMatterWare"), pursuant to which each share of NoMatterWare common stock, par value $.001 per share, will be exchanged for one (1) share of Cactus common stock, par value $.001 per share. Upon completion of the reorganization, Cactus will change its name to NoMatterWare. Approval of the reorganization agreement will also constitute approval of the reorganization and the other transactions contemplated by the reorganization agreement.

2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

These items of business are described in the attached proxy statement-prospectus. Only holders of record of Cactus shares at the close of business on July 31, 2001, the record date, are entitled to vote on the matters listed in this Notice of Special Meeting of Cactus Stockholders.

AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE REORGANIZATION IS CONSISTENT WITH AND IN FURTHERANCE OF THE LONG-TERM BUSINESS STRATEGY OF CACTUS AND FAIR TO AND IN THE BEST INTERESTS OF CACTUS AND ITS STOCKHOLDERS. CACTUS' BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE REORGANIZATION AGREEMENT AND UNANIMOUSLY RECOMMENDS ITS APPROVAL BY YOU.

Your vote is very important, regardless of the number of shares you own. Please return you proxy as soon as possible. You may vote in person at the Cactus special meeting even if you have returned a proxy.

                                  By Order of the Board of Directors of
                                  Cactus Spina, Inc.
                                  James E. Pitochelli, President
Las Vegas, Nevada
____________, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                          ----
To Stockholders - A Reorganization Proposal..................................3
Notice of Special Meeting of NoMatterWare, Inc., Stockholders................4
Notice of Special Meeting of Cactus Spina, Inc., Stockholders................5
Questions and Answers About The Reorganization...............................7
Summary of Joint Proxy Statement-Prospectus.................................10
Restrictions On The Ability To Sell Cactus Stock............................11
Selected Historical Financial Data..........................................12
   Cactus Spina, Inc........................................................12
   NoMatterWare, Inc........................................................12
Risk Factors................................................................13
Forward-Looking Statements..................................................15
The Reorganization..........................................................16
Dissenter's and Appraisal Rights............................................21
Business of Cactus..........................................................22
Management..................................................................23
Business of NoMatterWare....................................................23
Management..................................................................29
Management Discussion and Analysis of Financial Condition and
Results of Operations.......................................................31
Principal Stockholders of NoMatterWare......................................33
Principal Stockholders of Cactus............................................34
Comparison of Rights of Holders of Cactus and NoMatterWare Capital Stock....35
Legal Opinion...............................................................40
Experts.....................................................................40
Where You Can Find More Information.........................................40
Disclosure of Commission Position on Indemnification for
                    Securities Act Liabilities..............................41

Financial Statement of Cactus Spina .......................................F-1
Pro-Forma Consolidated Financial Statement of Cactus Spina.................F-7
Financial Statement of NoMatterWare ......................................F-10
Proxy Cards ............................................................i - ii
APPENDIX A - Plan and Agreement of Reorganization, as amended .............A-1
APPENDIX B - Certificate of Amendment to the
     Articles of Incorporation of Cactus Spina.............................B-1
APPENDIX C - Dissenter's Rights Statutes ..................................C-1













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



                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Q:       Why are NoMatterWare and Cactus proposing the reorganization?

A: We expect a public trading market to develop for the stock of the merged companies which would enable us to provide liquidity for the NoMatterWare stockholders should they want to sell their stock, and to provide NoMatterWare with the advantages of a public company in raising funds and making acquisitions. The Cactus shareholders should also benefit by having a viable and growing business as part of Cactus. However, there is no assurance that we will be able to develop such a trading market for the stock.

Q:       What will I receive in the reorganization?

A: All NoMatterWare stockholders will receive SEC registered free trading stock in a US public corporation which will be named NoMatterWare. The current Cactus shareholders will retain their shares of Cactus and their holding period relating to resales under Rule 144 will be calculated from their original acquisition date. After the merger, 65% of the outstanding stock will be held by officers, directors or principal stockholders and trading of these shares will be limited in accordance with Rule 145 of the 1933 Act.

Q:       What stockholder approvals are needed?

A: Unless waived by Cactus, the affirmative vote of the holders of 95% or more of the outstanding shares of NoMatterWare is required to adopt the reorganization agreement. Each holder of common stock is entitled to one vote per share. As of the record date directors, executive officers and principal stockholders who hold an aggregate of 65% of the outstanding common stock have committed to vote for the reorganization.

         For Cactus, the affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the reorganization agreement. Each holder of common stock is entitled to one vote per share. As of the record date, our directors, executive officers and principal stockholders hold an aggregate of 56% of the outstanding common stock have and are committed to vote for the reorganization.

Q:       What do I need to do now?

A: After carefully reading and considering the information contained in this joint proxy statement-prospectus, please respond by completing signing and dating your proxy card returning it in the enclosed postage paid envelope as soon as possible so that your shares may be represented at the special meeting of stockholders. For Cactus stockholders to assert dissenter's rights, you must deliver to the corporation, within 20 days after the effective date of the reorganization, written notice of your intent to dissent and demand payment for your shares if the reorganization is effectuated; and you must not vote your shares in favor of the reorganization.

Q:       What if I don't vote?

A: If you fail to respond, it will have the same effect as a vote against the reorganization.

         If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the reorganization.

         If you respond and abstain from voting, your proxy will have the same effect as a vote against the reorganization.

Q.       Can I change my vote after I have delivered my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of NoMatterWare or Cactus, as appropriate, before the special meeting. Third, if you are a holder of record, you can attend the special meeting and vote in person.

Q:       Should I send in my stock certificates now?

A: No. After the reorganization is completed you will receive written instructions on how to exchange your stock certificates. Please do not send your stock certificates with your proxy.

Q.       Will there be any cost to me to exchange my shares?

A. Yes. Upon completion of the reorganization, each NoMatterWare shareholder will be required to exchange his/her stock certificate for a new stock certificate. There will be a $15.00 transfer fee payable to the transfer agent for each exchange of stock transaction.

Q:       Where will my shares of common stock be listed?

A: After the completion of the reorganization, NoMatterWare intends to apply for listing on the Over-The-Counter Bulletin Board. To obtain such a listing, it is necessary to obtain market makers and file a form 15c2-11 with the NASD and obtain their approval. There is no assurance that NoMatterWare's common stock will be approved for such listing.

Q:       When do you expect the reorganization to be completed?

A: We are working to complete the reorganization as soon as possible. We expect to complete the reorganization by mid 2001.

Q:       Who can help answer my questions?

A: If you have any questions about the reorganization or how to submit your proxy, or if you need additional copies of this joint proxy statement-prospectus or the enclosed proxy card, you should contact:

         If you are a NoMatterWare stockholder:

            NoMatterWare, Inc.
            Suite 2050, 717 7th Avenue SW
            Calgary, Alberta, Canada T2P 0Z3
                 Phone:  (403) 705-1953

         If you are a Cactus Spina stockholder:

            Cactus Spina, Inc.
            2320 Paseo Del Prado, Suite B 205
            Las Vegas, NV 89102
                 Phone:  (702) 320-1900

                   SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS

This summary highlights selected information in the joint proxy statement-prospectus and may not contain all of the information that is important that is important to you. This joint proxy statement-prospectus includes all material terms and information. You should carefully read this entire joint proxy statement-prospectus and its attachments for a complete understanding of the reorganization. In particular, you should read the reorganization agreement, which is attached as Annex A.

NoMatterWare, Inc.
Suite 2050
717 7th Avenue SW
Calgary, Alberta, Canada T2P 0Z3
(403) 705-1953
http:www.nomatterware.com

NoMatterWare offers small to medium size businesses easy to use tools at affordable prices to design and use web sites for e-commerce. NoMatterWare's service places into the hands of the small business entrepreneur a turn key e-commerce Internet presence for as little at $49.95 per month. For NoMatterWare's first fiscal years ended April 30, 2000 and 2001, we generated revenue of only $8,399 and $12,953 lost $807,001 and $760,872, respectively, while in the development stage.

We have developed and tested several of 22 tools in 40 styles to enable the user to customize his site and Internet operations to satisfy his businesses own unique needs. To date, over a thousand customers are already using our web tools. And through agreements and understandings which we expect to negotiate with Internet service providers, we believe we can accelerate our growth.

Cactus Spina, Inc.
2320 Paseo Del Prado, Suite B 205
Las Vegas, NV 89102
(702) 320-1900

Cactus Spina, Inc., a Nevada corporation, founded in 1996, is an inactive public company, commonly referred to as a "shell" corporation. Our balance sheet shows a negative net worth of $2,850, with 1,000,000 shares issued and outstanding. The shares were issued in 1996. A controlling interest of 900,000 shares in Cactus was acquired in March 2000 from a single stock holder by a group of investors lead by FTCG Enterprises, Inc. Upon the approval of the reorganization agreement, Cactus will issue 5,280,592 new shares to acquire all of the issued and outstanding shares of NoMatterWare. All stockholders of both companies will then own only Cactus stock and Cactus will change its name to NoMatterWare, Inc.

The Structure of the Reorganization

The Alberta, Canada, based NoMatterWare will be renamed NoMatterWare Canada and will be a wholly owned subsidiary of the parent company, NoMatterWare, Inc., a Nevada corporation.

Recommendation of Boards of Directors

To NoMatterWare Stockholders: The NoMatterWare board of directors believes that the reorganization is fair to you and in your best interest and unanimously voted to approve the reorganization agreement and unanimously recommends that you vote FOR the adoption of the reorganization agreement.

To Cactus Stockholders: The Cactus board of directors believes that the reorganization is fair to you and in your best interest and unanimously voted to approve the reorganization agreement and unanimously recommends that you vote FOR the adoption of the reorganization agreement.

Special Meetings

Special Meeting of NoMatterWare Stockholders. The NoMatterWare special meeting will be held at Suite 2050, 717 7th Avenue SW, Calgary, Alberta, Canada T2P 0Z3 on ____________, 2001, starting at 10:00 a.m. local time. Special Meeting of Cactus Stockholders. The Cactus special meeting will be held at 2320 Paseo Del Prado, Suite B 205, Las Vegas, Nevada 89102, on ____________, 2001, starting at 10:00 a.m., local time.

Board of Directors and Management Following the Reorganization

We have agreed that the board of directors and the management will be the same as for the current NoMatterWare.

 Brad Churchill - President, Chairman of the Board
 Lise Bradley - Vice President, Director
 Tom Milne - Chief Financial Officer
 Bill Burns - Chief Operations Officer
 Denice Hansen - Director of Marketing

Tax Consequences

It is our opinion that this reorganization is structured as a tax-free exchange of stock; however, we did not request or receive the opinion of a tax specialist with respect to this reorganization. Stockholders should check their individual tax consequences with their own tax advisors.

Overview of the Reorganization Agreement

The reorganization is intended to be a tax free exchange with Cactus issuing 5,280,592 of its shares for 100% of the outstanding common stock of NoMatterWare. After completion of the reorganization NoMatterWare stockholders will own approximately 84% of the issued and outstanding stock of NoMatterWare. The transaction will only be completed if at least 95% of the shares of NoMatterWare are tendered.

After completion of the reorganization NoMatterWare securities holders will own a majority of the stock in Cactus and will install its own board of directors. Cactus will change its name to NoMatterWare, Inc., and NoMatterWare of Canada will be established as a wholly owned subsidiary.


         RESTRICTIONS ON THE ABILITY TO SELL CACTUS STOCK (SEE PAGE 13)

Shares of Cactus common stock retained by current Cactus shareholders will be tradable in accordance with Rule 144 if these shares have been held for more than one (1) year. If shares are held for more than two years, they may be freely tradable. Any shares of Cactus common stock received in connection with the reorganization will be freely transferable unless the holder is considered an "affiliate" of either NoMatterWare or Cactus under the Securities Act of 1933. Shares of Cactus common stock held by affiliates may only be sold pursuant to a registration statement or exemption under the Securities Act.

                       SELECTED HISTORICAL FINANCIAL DATA

The following tables present the selected historical and financial data of both Cactus and NoMatterWare.

                                CACTUS SPINA, INC.
                           A Development Stage Company

                     Selected Historical and Financial Data

Cactus' selected historical and financial data has been derived from audited financial statements and related notes for the year ended December 31, 2000, and the four months ended April 30, 2001. The historical data is only a summary, and you should read it in conjunction with the audited financial statement and related notes contained in this document.

                                                            Period Ended
                                                           April 30, 2001
                                                          (In U.S. Dollars)
                                                        ----------------------
Statement of Operations Data for a Development Stage
Company:
   Revenue                                                   $   -0-
   Net Loss                                                  $   -0-
   Net Loss Per Share                                        $   -0-

Balance Sheet Data:
   Cash and Equivalents                                      $   -0-
   Total Assets                                              $   -0-
   Current Liabilities                                       $   -0-
   Stockholders' Deficiency                                  $ (2,850)
   Book Value Per Share                                      $ (0.003)

                                NOMATTERWARE, INC.
                           A Development Stage Company

                     Selected Historical and Financial Data

The selected historical and financial data of NoMatterWare has been derived from audited financial statements and related notes for the years ended April 30, 2000 and 2001. The historical data is only a summary, and you should read it in conjunction with the audited financial statement and related notes contained in this document.

                                          Year Ended            Year Ended
                                        April 30, 2000        April 30, 2001
                                      (in U.S. Dollars)    (In U.S. Dollars)
                                     --------------------  --------------------

Statement of Operations Data:
  (for a Development Stage Company)

Revenue                                   $    8,399           $   12,953
Net Loss                                  $ (807,001)          $ (760,872)
Net Loss Per Share                        $    (0.15)          $    (0.14)


Balance Sheet Data:

Cash and Equivalents                      $    9,474           $   (1,708)
Total Assets                              $  400,980           $  504,488
Current Liabilities                       $  587,593           $1,193,778
Stockholders' Deficiency                  $ (186,613)          $ (689,290)
Book Value Per Share                      $   (0.035)          $   (0.133)



                              Cactus, NoMatterWare
                   Selected Unaudited Pro Forma Financial Data

                                                          April 30, 2001
                                                            (Unaudited)
                                                        --------------------
Statement of Operations Data:

   Revenue                                                  $   12,953
   Net Loss                                                 $ (760,872)
   Net Loss Per Share                                       $    (0.14)


Balance Sheet Data:

   Cash and Equivalents                                     $   (1,708)
   Total Assets                                             $  507,338
   Current Liabilities                                      $1,193,478
   Stockholders' Deficiency                                 $ (686,290)
   Book Value Per Share                                     $    (0.11)



                                  RISK FACTORS

An investment in Cactus common stock involves a high degree of risk. In addition to other information contained in this Proxy Statement-Prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the reorganization.

                   RISK FACTORS RELATING TO THE REORGANIZATION
                         BETWEEN CACTUS AND NOMATTERWARE

Although NoMatterWare expects that the reorganization will result in benefits, those benefits may not be realized.

NoMatterWare has entered into the reorganization agreement expecting that the reorganization will result in benefits, including allowing NoMatterWare to enter into reorganizations and acquisitions utilizing its publicly traded securities as consideration, making investment capital more readily available to NoMatterWare and providing its shareholders with liquidity for their shares. Achieving the benefits of the reorganization will depend in part on a public trading market developing for shares. Cactus shares are not currently trading and there is no assurance that a market for these shares will develop or that the shares will trade at a price or at a volume that will provide the benefits listed above.

                RISK FACTORS RELATING TO NOMATTERWARE'S BUSINESS

NoMatterWare has a history of losses and expects continued losses. NoMatterWare's auditors have given it a "going concern opinion."

NoMatterWare incurred net losses of approximately $807,000 and $760,072 for the years ending April 30, 2000 and 2001. As of April 30, 2001, NoMatterWare had an accumulated deficit of $1,567,873 representing, in large part, the sum of our historical net losses. The deficit has been financed by the sale of $445,280 of Common Stock and the borrowing of $910,703 and contributed capital of $227,100. It has not achieved profitability in any quarterly or annual period, and it expects to continue to incur net losses for the foreseeable future.

NoMatterWare's liquidity and capital resources are limited and it will need to raise more money in the future to develop and expand its existing business and such capital may not be available or may be too costly.

NoMatterWare will require significant capital resources to develop and expand its existing businesses, acquire or develop additional Internet and telecommunications-related businesses, and fund near term operating losses. Thus far, it has paid for near term capital expenses, operating losses and working capital requirements from sales of its capital stock in private placements. As of April 30, 2001, NoMatterWare has borrowed $885,712 from FTCG Enterprises, Inc., a corporation principally owned by Brad Churchill, President of NoMatterWare. Longer term, it will need to raise additional money to fully implement its goals.

It cannot be certain that it will be able to raise additional capital in the future on terms acceptable to NoMatterWare or at all. If alternative sources of financing are insufficient or unavailable, it will be required to modify its growth and operating plans in accordance with the extent of available financing. NoMatterWare anticipates that it will require approximately $500,000 in capital over the next 12 months to meet its growth plans.

THERE IS NO PUBLIC MARKET FOR THE CACTUS COMMON STOCK AND IF A PUBLIC MARKET DOES COMMENCE, IT MAY BE SUBJECT TO THE SEC PENNY STOCK RULES.

No Public Market:
----------------

To this point, there has not been a market for the Cactus Common Stock. We cannot give any assurance that a market will develop, or, if such a market should develop, that it will be sustained with sufficient liquidity to permit you to sell your shares at any time. We also cannot give any assurance to you that your shares could ever be sold at a particular price or at all, even in an emergency.

Penny Stock Regulation:
----------------------

Upon commencement of trading in Cactus' stock, if a market is developed and if Cactus is accepted for trading on the OTC Bulletin Board (of which there can be no assurance) Cactus' common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Cactus' securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Cactus' securities. The foregoing required penny stock restrictions will not apply to Cactus' securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of Cactus' securities will reach or maintain such a level.

FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT MAY NOT BE ACCURATE.

Included in this Proxy Statement-Prospectus are various forward-looking statements which can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

   o        our goals and strategies;

   o        the importance and expected growth of Internet technology;

   o        the pace of change in Internet and telecommunications marketplace;

   o        the demand for Internet and telecommunications services; and

   o        various product offerings.

These statements are forward-looking and reflect the current expectations of NoMatterWare and Cactus. They are subject to a number of risks and uncertainties, including but not limited to, changes in technology and changes in the Internet and telecommunications marketplace. In light of the many risks and uncertainties surrounding the Internet and telecommunications marketplace, shareholders should keep in mind that neither NoMatterWare nor Cactus can guarantee that the forward-looking statements described in this Proxy Statement-Prospectus will transpire.

                               THE REORGANIZATION

This section of the Joint Proxy Statement Prospectus and Appendices describes material aspects of the proposed reorganization, including the reorganization agreement. While we believe that the description covers the material terms of the reorganization and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document.

Background Of The Reorganization.

In 1996, Cactus Spina was incorporated as a shall company for the purpose of acquiring business ventures. Mr. James E. Pitochelli was directed by the corporation to find a working business whose goal was to go public and merge that working business with Cactus Spina. Shortly after NoMatterWare was incorporated in Nevada in April 1999, Brad Churchill, President of NoMatterWare, Inc., was introduced to Mr. Pitochelli through another individual named Tom Charlton, and discussion of a merger commenced. It was also Mr. Churchill's mandate to take NoMatterWare, Inc., to the Over-The-Counter Bulletin Board.

In March 2000, a group of investors, purchased 900,000 shares of Cactus' common stock from James E. Pitochelli, the President of Cactus, for $150,000. These 900,000 shares represent 90% of the then-issued and outstanding Cactus common stock. In April 2000, Cactus entered into an agreement to acquire 100% of the issued and outstanding stock of NoMatterWare for 5,282,592 Cactus shares.

Cactus' Reasons For The Reorganization.

Cactus has generated no revenues. The board of directors has determined that following the reorganization the shareholders of Cactus will be the owners of an operating company, and that they will have the potential to realize appreciation in their share holdings.

Recommendation Of Cactus' Board Of Directors.

After careful consideration, the Cactus board of directors unanimously determined the reorganization to be fair to Cactus shareholders and in their best interests and declared the reorganization advisable. Cactus' board of directors approved the reorganization agreement and unanimously recommends adoption of the reorganization agreement.

NoMatterWare's Reasons For The Reorganization.

NoMatterWare's board of directors believes that the reorganization will be beneficial to NoMatterWare and its shareholders for the following reasons:

   o The reorganization will result in a publicly traded company, which may make public financing more readily available.

   o The public trading market for the shares may allow it to negotiate reorganizations and/or acquisitions utilizing its capital stock as consideration.

   o The reorganization may provide liquidity for holders of its common stock, which will be listed and traded.

   o NoMatterWare's board of directors determined that the reorganization was fair, from a financial point of view, to the NoMatterWare shareholders.

   o NoMatterWare's board weighed strategic alternatives to the reorganization, including remaining a non-public company and determined the reorganization was the best alternative.

In the course of its deliberations, the NoMatterWare board reviewed with management and outside advisors a number of additional factors relevant to the reorganization, including:

   o NoMatterWare's business, financial condition, results of operations and prospects.

   o The impact of the reorganization on NoMatterWare's customers and independent representatives.

   o NoMatterWare's evaluation of other, potential strategic relationships.

NoMatterWare's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the reorganization, including, but not limited to:

   o The risk that the potential benefits sought in the reorganization might not be fully realized, including, the possibility that public stock might not attain or maintain a public trading market.

   o        The costs involved in the reorganization.

   o The other risks described under "Risk Factors" on page 12 of this Proxy Statement-Prospectus.

NoMatterWare's board of directors believed that these risks were outweighed by the potential benefits of the reorganization.

The foregoing discussion is not exhaustive of all factors considered by NoMatterWare's board of directors. Each member of the board may have considered different factors, and the board evaluated these factors as a whole and did not qualify or otherwise assign relative weights to factors considered.

Completion And Effectiveness Of The Reorganization.

The reorganization will be completed when all of the conditions to completion of the reorganization are satisfied or waived, including adoption of the reorganization agreement by the shareholders of Cactus. The reorganization will become effective shortly after approval by the NoMatterWare and Cactus shareholders.

Both companies are working towards completing the reorganization as quickly as possible.

Structure Of The Reorganization And Exchange Of NoMatterWare Capital Stock.

In accordance with the reorganization agreement, NoMatterWare will be acquired by Cactus. As a result of the reorganization, NoMatterWare will become a wholly-owned subsidiary of Cactus. Upon the completion of the reorganization, the name of Cactus will be changed to NoMatterWare, Inc.

Upon completion of the reorganization, each outstanding share of NoMatterWare common stock will be exchanged for one (1) share of Cactus common stock.

Cactus shareholders will also be asked to consent to an amendment to Cactus' Articles of Incorporation, changing the name of Cactus to NoMatterWare, Inc. A form of Certificate of Amendment to the Articles of Incorporation of Cactus is attached to this Proxy Statement-Prospectus as Appendix B.

Exchange Of Cactus Stock Certificates.

AS A CACTUS SHAREHOLDER THERE IS NO NEED TO EXCHANGE YOUR STOCK CERTIFICATES FOR NEW CERTIFICATES, EVEN AFTER THE REORGANIZATION AND CHANGE IN THE COMPANY'S NAME. Your stock certificate will continue to represent the same number of shares of Cactus common stock. If you prefer, after the reorganization you can send your old stock certificate to the transfer agent, with any required documentation, and receive a new stock certificate containing the new name of the company.

Exchange Of NoMatterWare Stock Certificates For Cactus Stock Certificates.

When the reorganization is completed, each certificate representing shares of NoMatterWare common stock will be exchanged for an equal number of shares of Cactus common stock. After the reorganization is complete, old NoMatterWare stock certificates should be sent to the transfer agent, with any required documentation, in exchange for new certificates for a fee of $15.00 per transaction.

Material United States Federal Income Tax Consequences Of The Reorganization.

The following are the material United States federal income tax consequences of the reorganization. The following discussion is based on and subject to the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions and any related laws, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

   o        shareholders who are not citizens or residents of the United States

   o        financial institutions

   o        tax exempt organizations

   o        insurance companies

   o        dealers in securities

This discussion assumes you hold your shares of NoMatterWare or Cactus capital stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

Both NoMatterWare and us have discussed the tax consequences of the reorganization with their respective legal and accounting advisors. No opinion, however, has been sought or obtained regarding material United States federal income tax consequences of the reorganization.

NoMatterWare has determined that the reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and NoMatterWare and Cactus will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

Tax Implications to Cactus Shareholders.

In the opinion of our management, our current shareholders should not recognize gain or loss for United States federal income tax purposes as a result of the reorganization.

Tax Implications To NoMatterWare Shareholders.

In the opinion of NoMatterWare management, NoMatterWare shareholders should not recognize gain or loss for United States federal income tax purposes when they exchange NoMatterWare common stock solely for Cactus common stock pursuant to the reorganization. The aggregate tax basis of the Cactus stock they receive as a result of the reorganization will be the same as the aggregate tax basis in the NoMatterWare stock they surrender in the exchange.

Tax Implications To NoMatterWare And Cactus.

Cactus and NoMatterWare will not recognize gain or loss for United States federal income tax purposes as a result of the reorganization.

The foregoing discussion is not intended to be a complete analysis or Description of all potential united states federal income tax consequences or any other consequences of the reorganization.

In addition, this discussion does not address tax consequences which may vary With, or are contingent on, your individual circumstances. Moreover, this Discussion does not address any non-income tax or any foreign, state or local Tax consequences of the reorganization. Accordingly, you are strongly urged to Consult with your tax advisor to determine the particular united states federal, State, local or foreign income or other tax consequences to you of the Reorganization.

Regulatory Filings And Approvals Required To Complete The Reorganization.

Neither Cactus nor NoMatterWare is aware of any material governmental or regulatory approval required for completion of the reorganization, other than compliance with applicable corporate laws of Nevada.

Restrictions On Sales Of Shares By Affiliates Of Cactus And NoMatterWare.

The shares of our common stock to be issued in connection with the reorganization will be registered under the Securities Act of 1933, and will be freely transferable under the Securities Act, except for shares of Cactus common stock issued to any person who is deemed to be an "affiliate" of either of NoMatterWare or Cactus. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, are under common control with either entity, which may include some of our officers and directors, as well as our principal shareholders. Affiliates may not sell their shares of Cactus common stock acquired in connection with the reorganization except pursuant to:

   o an effective registration statement under the Securities Act covering the resale of those shares

   o        an exemption under Rule 144 under the Securities Act

   o        any other applicable exception under the Securities Act

Our registration statement on Form S-4, of which this Proxy Statement-Prospectus forms a part, does not cover the resale of shares of our common stock to be received by our affiliates in the reorganization.

Conditions To Completion Of The Reorganization.

The companies' respective obligations to complete the reorganization and the other transactions contemplated by the reorganization agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the reorganization:

   o        Cactus' registration statement on Form S-4 must be effective;

   o the reorganization agreement must be adopted by the holders of a majority of the outstanding shares of Cactus and 95% of the outstanding shares of NoMatterWare stock;

   o no action, suit or proceeding shall be threatened or pending which has the effect of prohibiting completion of the reorganization substantially on the terms contemplated by the reorganization agreement;

   o all applicable approvals and consents required to complete the reorganization must be received, the failure of which would have a material adverse effect on Cactus or NoMatterWare or would result in a violation of any laws;

   o the parties' respective representations and warranties must be true and correct as of the date the reorganization is to be completed, and must conform or comply in all material respects with all of their obligations required by the reorganization agreement.

Termination Of The Reorganization Agreement.

The reorganization agreement may be terminated at any time prior to completion of the reorganization, whether before or after adoption of the reorganization agreement by us, NoMatterWare and NoMatterWare shareholders:

   o        by mutual consent of Cactus and NoMatterWare;

   o by NoMatterWare, upon a material breach of any covenant or agreement on the part of Cactus which is set forth in the reorganization agreement, or if any of Cactus' representations or warranties are or become untrue or inaccurate so that the corresponding condition to completion of the reorganization would not be met; or

Extension, Waiver And Amendment Of The Reorganization Agreement.

The companies may amend the reorganization agreement at any time before or after either company's shareholders' approval of the reorganization, provided that the amendment does not require further shareholder approval.

Operations After The Reorganization.

Following the reorganization, NoMatterWare will continue its operations as a Nevada corporation. The board of directors of Cactus will be replaced by those of NoMatterWare. The shareholders of NoMatterWare will become shareholders of Cactus and their rights as shareholders will be governed by Cactus' Articles of Incorporation, as currently in effect, Cactus by-laws and the laws of Nevada.


                        DISSENTER'S AND APPRAISAL RIGHTS

Under the Nevada corporation law, the stockholders of Cactus and NoMatterWare have dissenters' or appraisal rights in connection with the reorganization. If holders of more than 5% of NoMatterWare's outstanding common stock duly exercise their dissenters' rights, then Cactus may (but is not require to) abandon the reorganization, in which event the reorganization will not occur.

Pursuant to Sections 92A.300 to 92A.500 of the Nevada Revised Statutes ("NRS"), any registered stockholder of either Cactus or NoMatterWare may dissent from the reorganization and elect to have the fair value of his shares of Common Stock (exclusive of any appreciation or depreciation resulting from the reorganization) determined by appraisal or judicially and paid to him by the surviving corporation in cash, provided he complies with the requirements of Sections 92A.300 to 92A.500 of the NRS. A person who is a beneficial owner, but not a registered owner, of shares of Common Stock of either Cactus or NoMatterWare who wishes to exercise the rights of a dissenting stockholder under Nevada law cannot do so in his own name but must cause the registered owner thereof to take all required action to comply on his behalf with the procedures outlined herein.

The following is a brief summary of the statutory procedures required to be followed by a registered holder of shares of Common Stock of either Cactus or NoMatterWare in order to perfect his dissenters' rights under Sections 92A.300 to 92A.500 of the NRS. Such summary does not purport to be complete and is qualified in its entirety by reference to such sections, the text of which is set forth in full in Appendix F to this Joint Proxy.

ANY STOCKHOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS (a) MUST DELIVER TO THE SUBJECT CORPORATION, BEFORE THE VOTE IS TAKEN, WRITTEN NOTICE OF HIS INTENT TO DEMAND PAYMENT FOR HIS SHARES IF THE PROPOSED ACTION IS EFFECTUATED AND (b)

MUST NOT VOTE HIS SHARES IN FAVOR OF THE PROPOSED ACTION. WITHIN 10 DAYS AFTER THE ACTION IS APPROVED, THE SUBJECT CORPORATION MUST SEND A WRITTEN DISSENTER'S NOTICE TO EACH DISSENTER STATING (i) WHERE DEMAND FOR PAYMENT MUST BE DEPOSITED,
(ii) SUPPLY A FORM FOR DEMANDING PAYMENT AND (iii) SET A DATE BY WHICH THE SUBJECT CORPORATION MUST RECEIVE DEMAND FOR PAYMENT, WHICH MUST BE BETWEEN 30 AND 60 DAYS AFTER THE DISSENTER'S NOTICE IS DELIVERED.

A stockholder to whom a dissenter's notice is sent must (a) demand payment, (b) certify when he acquired beneficial ownership and (c) deposit his certificates in accordance with the terms of the dissenter's notice. Within 30 days after receipt of demand for payment, the subject corporation shall pay each dissenter the fair value of his shares. If a stockholder disagrees with the subject corporation's fair value, he may make a demand of his own on the subject corporation with his own estimate of fair value. This demand must be made within 30 days after the subject corporation made or offered its fair value for the shares.

If a demand remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the district court for Clark County, Nevada, to determine the fair value.

IF THE REORGANIZATION IS APPROVED BY THE REQUISITE VOTE, A HOLDER OF EITHER CACTUS OR NoMatterWare COMMON STOCK WHO VOTES FOR THE REORGANIZATION OR FAILS TO OBJECT THERETO IN WRITING OR TO DEMAND IN WRITING PAYMENT FOR HIS SHARES AS PROVIDED IN SECTION 92A.440 OF THE NRS WILL BE ENTITLED TO RECEIVE CERTIFICATES FOR SHARES OF CACTUS IN THE MANNER AND ON THE TERMS SPECIFIED IN THE REORGANZIATION AGREEMENT.


                               BUSINESS OF CACTUS

Historical overview of Cactus.

Cactus Spina, Inc., a Nevada corporation, was incorporated on April 16, 1996. Cactus has no subsidiaries and no affiliated companies. Cactus' executive offices are located at 2320 Paseo Del Prado, Suite B 205, Las Vegas, Nevada 89102.

Cactus has not been subject to bankruptcy, receivership or any similar proceedings and is a corporation in good standing in the State of Nevada.


Litigation

The Securities and Exchange Commission (the "Commission") is conducting a non-public, fact-finding investigation relating to "Certain Blank Check Companies" of which Cactus Spina is one of several companies named. Mr. Pitochelli, the President of Cactus Spina, has been subpoenaed to testify before the Commission. Management believes that the Company has done nothing wrong and it is cooperating with the Commission's investigation.

                                   MANAGEMENT

Our officers and directors and their ages are as follows:

     Name                     Position                    First Year       Age
                               Elected
-------------------   ---------------------------------   -----------    -------
James E. Pitochelli   President, Secretary/Treasurer,        1996           62
                         and Director

Business experience of officers and directors.

James E. Pitochelli - President, Secretary/Treasurer, Director

James E. Pitochelli has been President of the Company since its founding in 1996. Also since 1998 he has been President of Professional Corporate Advisors and Dawson/James, Ltd. both of which incorporate companies domestically and abroad and act as consultants to these companies for financing and regulatory compliance. From 1996 to 1997 he was house counsel to Travelers Ltd. From 1995 to 1996 he was President of the London Group, a mortgage banking firm.

Remuneration.

No remuneration, either direct or indirect, has been paid to any officer or director of Cactus since its inception.

Change in Accountants

In July 2001, pursuant to unanimous consent of the Board of Directors, the Company approved the engagement of Grant Thornton, Chartered Accountants, as its independent auditors for the fiscal years ending December 31, 2000, December 31, 1999, and December 31, 1998, and in the subsequent interim period to replace Michael A. Segelstein, Certified Public Accountant, who was dismissed.

The report of Michael A. Segelstein on the Company's financial statements for his last fiscal year audit, which was December 31, 2000, did not contain an adverse opinion or a disclaimer of opinion and was not qualified (except that of a going concern) or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements for prior year ends and any subsequent interim period preceding the date of change, there were no disagreements with Michael A. Segelstein on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Michael A. Segelstein would have caused Michael A. Segelstein to make reference to the matter in his report.


                            BUSINESS OF NOMATTERWARE

Introduction.

On September 1, 1999, NoMatterWare acquired all of the rights, title and interest to NoMatterWare Software" from Churchill Consulting Services, Inc., ("Churchill") for $500,000 (Canadian) payable $250,000 by a Promissory Note due May 14, 2003 and 167,000 shares of NoMatterWare Class A shares. Churchill is owned 50% by Brad Churchill, the President and founder of NoMatterWare.

NoMatterWare (hereinafter referred to sometimes as "we" or "our") has continued to develop and now sells a proprietary advanced set of web site construction and maintenance tools. With these tools any small business or nonprofit organization can own and manage a fully interactive, professional looking Internet presence with no restrictions on size, verify and accept credit cards in real time, and make any changes they want to the content, at any time of the day from any computer connected to the Internet - all without needing to purchase any software, install any software, or utilize a professional web developer. NoMatterWare also provides software to interface the web site with many of the business' other activities: accounting, contact management, human resources, and computer local network. The NoMatterWare product places into the hands of the small business entrepreneur a turnkey e-commerce Internet presence for as little as $49.95 per month. Before our product was available a custom web site with equivalent capability would cost hundreds of thousands of dollars.

NoMatterWare is a complete small business management tool including Contact Management, e-mail marketing, Human Resources, Basic Accounting, as well as website administration with complete e-commerce capabilities.

NoMatterWare is an Alberta, Canada, based company which is among the first to provide a set of web site construction and maintenance tools that any small business or nonprofit organization can use to create, own and manage a fully interactive, professional looking Internet presence with no restrictions on size. The customer can verify and accept credit cards in real time, and make virtually any changes they want to the content at any time of the day from any computer connected to the Internet, all without needing to purchase any software, install any software, or utilize a professional web developer.

Since its founding in April 1999, NoMatterWare has developed an tested its software to enable the user to customize his site and Internet operations to satisfy his business' own unique needs. There are currently 30 paying customers. In addition, there are over 3,000 businesses beta testing the NoMatterWare web tools, on a free trial basis. NoMatterWare has secured contracts with such companies as Hewlett-Packard and ACCPAC International, and Wholetree Inc., for equipment, cross promotion, revenue generation, and multiple language capability.

NoMatterWare's Industry.

NoMatterWare's potential clients are all of the small and medium size businesses in the United States and Canada, and eventually the whole world. The US alone has over 20 million small and medium size businesses and nonprofit organizations. All of these businesses need web sites to compete in the modern world of commerce.

NoMatterWare's Market.

NoMatterWare's initial market is many of the 20 million small and medium size businesses in the United States and Canada. The major thrust is to reach these businesses by branding many companies that already have large customer bases.

NoMatterWare's Marketing Strategy.

It is the intent of NoMatterWare to become the de facto small/home-based business commerce solution. By using the Internet not only as a web-based marketing solution and e-commerce entry point, but also as a conduit for the integrated provision of other optional business functions such as accounting, contact management, resume tracking, and point of sale capability, NoMatterWare can provide an extremely cost effective way of allowing the small business owner to efficiently manage its day to day activities.

This goal will be accomplished by branding the NoMatterWare software under the names of Internet service providers (ISPs), franchisers, financial institutions, and other large organizations that wish to provide electronic commerce solutions to their small business customers. By partnering with companies, NoMatterWare will quickly establish a substantial and powerful marketing presence.

NoMatterWare's Competition.

NoMatterWare's competition consists of companies that provide expensive custom web site designs, those that provide inexpensive cookie-cutter web sites, and those who provide tools for medium priced web sites. The first two categories are not direct competition since they satisfy the needs of large companies that can afford heavy investments into their web sites, or small companies who will not pay much for the very limited capabilities that they believe they need. Our competitors are those who cater to the companies that want the Internet To materially improve their business, but cannot afford a large investment. These competitors typically sell Internet development tools and services for a few hundred to a few thousand dollars. We make extensive Internet tools that are easy to use available for as little as $49.95 per month. Typical of these products and companies are: EC BUILDER PRO, GO BIZ GO, E-MERGE ALLIANCE, QUIXTAR/SHOCKWAVE, NETOPIA, and BIGSTEP.

NoMatterWare's Products.

NoMatterWare's products are a set of construction and maintenance tools that any small business or nonprofit organization can use to create, own and manage a fully interactive, professional looking Internet presence. There are no restrictions on size. Capability is offered to verify and accept credit cards in real time. The customer can make virtually any changes they want to the content, at any time of the day, from any computer connected to the Internet. All of this can be accomplished without the customer needing to purchase any software, install any software, or utilize a professional web developer. This service places into the hands of the small business entrepreneur a turnkey e-commerce Internet presence for as little as $49.95 per month.

NoMatterWare's software is extensive. On the web side, there are 22 different "intelligent" business components and 40 different styles a business may choose from, complete with graphics and animated buttons. All of the web components have been designed such that they act as a dynamic on-line purchase point for the business. NoMatterWare also integrates a fully functional contact management system complete with personal calendar, task list, contact list and event listing. Also tied into the system is a basic accounting system, complete with customer and vendor listings, sales reports, charts of accounts, and ledger reports. NoMatterWare has also built a fully functional web-based e-mail system which allows a business to receive and send e-mail from any computer connected to the Internet anywhere in the world. The company has also developed, tested, and integrated a fully functional human resource system which automatically tracks and manages the resumes entered for the business over the Internet. The company is also currently working on a fully functional Point of Sale Terminal system, such that the business may use the software right at the cash register in the store.

Through some very simple steps a person using NoMatterWare's "web wizard" can build a web site in a few minutes. The customer will not require any prior knowledge of web site design or programming, and will not be required to do anything other than click a few buttons, and type what they want to say in their web site.

NoMatterWare's software can be sold as a branded product under the names of Internet service providers (ISPs), franchisers, financial institutions, and other large organizations that wish to provide electronic commerce solutions to their small business customers. NoMatterWare can be easily modified to seamlessly blend in with another "alliance" web site in less than an hour. It can be completely retrofitted to look and feel like a part of that "alliance" site.

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



The following is our pricing structure for the NoMatterWare components:

           Price Point                                       Price

----------------------------------------    ------------------------------------
Complete NoMatterWare Solution + hosting    $49.95 per month,
+ 2 E-mail Address                          billed to credit card

Sale of entire software packages to         $50,000 per installation
companies directly


NoMatterWare's Future Products.

NoMatterWare intends to keep developing and adding tools to our e-commerce small building software. One such tool will be a user friendly system, which has the ability to seamlessly tie both the business's web site and product database to one location. It is the intent of the company to be able to provide a full small business solution through a web browser, and effectively become a "one stop shop" for a small business.

Development has proceeded on schedule. NoMatterWare has had a commercially saleable product since the Company's inception. As is common in the software industry, NoMatterWare's software is continually evolving to include more features. There have been customers using NoMatterWare's software in a production environment since day one, and over that period, more customers have signed up. NoMatterWare's own website at www.nomatterware.com uses the very software it has been promoting. It is currently being sold and is being used as a commercially viable product by numerous companies.

NoMatterWare's software now includes a full contact management system, a full-featured human resourcing system, website building tools, and multiple user management facility. The next stage of evolution of the software will be to integrate a full-featured accounting system into NoMatterWare thereby offering the small business owner what we see as a complete business package. Subsequent to recent successful negotiation with ACCPAC International, NoMatterWare, will be developing for ACCPAC International a version of Simply Accounting, specifically for the Internet, and tying it to NoMatterWare as an added service for NoMatterWare's clientele.

The first version of an Internet-based Simply Accounting is scheduled to be available in July 2001 when ACCPAC promotes their new tools at a public conference.

NoMatterWare's Operations.

NoMatterWare's office is in Calgary, Alberta, Canada. This location is on a main fiber optic trunk of Metronet Corporation, and we have been able to secure an extended, very inexpensive dedicated T1 Internet connection and a 10-megabit fiber connection right into our server room. Additional extra Internet bandwidth is readily available when we need it.

To date, all development has taken place here in Canada which allows NoMatterWare to substantially reduce cost, since programming labor is considerably cheaper in Canada than in the United States, and the currency exchange rate provides further savings.

NoMatterWare keeps operating costs low by providing a high degree of automation and by providing a user friendly capability to let our customers structure and maintain their own web sites.

Through NoMatterWare's marketing division, they will have in place regular surveys polling our customers to find out how their businesses are evolving, and how NoMatterWare can deliver the best solution for their customers.

NoMatterWare has its own highly skilled testing and documentation staff to extensively test their products before they are released. Once released and implemented the same team is available to answer questions, evaluate problems and fix bugs. With this team's assistance, they also provide a comprehensive on-line help system for their customers.

To further support their customers, NoMatterWare is exploring the option of using a call center to handle questions that customers may have. The company recognizes the need to provide such a service 24 hours per day and is looking for a company that can not only provide such coverage, but also be able to handle 24-hour web-based support.

Government Regulation.

There are currently no government regulations limiting or restricting the sale or leasing of our products, Internet software.

NoMatterWare's Employees.

NoMatterWare currently has 14 employees, all of which are full time and 5 of those employees are management, and 6 are in positions related to its technology.

NoMatterWare's Facilities.

NoMatterWare currently rents 4,000 square feet in a downtown Calgary high rise tower at Suite 2050, 717 7th Avenue SW, Calgary, Alberta, Canada T2P 0Z3. Our rental rate is $6,700 Canadian (US $4,466) per month pursuant to a lease which expires July 2001.

NoMatterWare's Corporate Growth Strategy.

It is NoMatterWare's philosophy to ensure an adequate return on investment on every advertising dollar spent, and push the brunt of the work into the hands of the end user, while at the same time carefully ensuring that their tasks are made as efficient as possible.

There are a number of reasons why NoMatterWare believes their model is feasible:

         (1)      All email processes are automated.
         (2) Marketing and business development staff's focus is on ISP's and larger institutions as distribution channels, rather than individual businesses.

         (3) NoMatterWare's current software development achieves a rapid turnaround time on new products and services. The team is very tightly integrated and the development methodologies are strictly adhered to.

         (4) All administration is done through automated processes on the servers. All credit card transaction receipts are validated by software, and all revenue is automatically deposited into the NoMatterWare bank account. There is no need for invoicing, as all transactions are conducted via credit card.

In running with such a lean staff, all marketing processes must be efficient, and will be established in the following fashion:

   o Early Stage (establishing the foundation) During this stage, the primary focus will be on establishing a solid client base, and degree of profitability. Initial cost analysis indicates that our break-even point is approximately 2000 active customers. All early stage marketing will focus on the establishment of strategic alliances with such companies as Internet Service Providers, Web Developers, and other firms in a position to actively promote NoMatterWare to their large base of customers.

         NoMatterWare has also begun the development of a sales and marketing system, as well as a full on line help and bug tracking system. At this time the bug tracking system is in place, and has been used extensively for testing of the software, while the sales and help systems are currently at the design stages.

NoMatterWare has been on schedule with the delivery of all new software services and components. All of the graphic work and content on our boxed product is also now complete and ready for printing; however, it is important to note that the "boxed" product is not the primary means of marketing this Company. It is secondary to the partnerships made for resale of the software using the Internet.

The Company has also secured contracts with the following companies:

Hewlett-Packard. Hewlett-Packard has partnered with NoMatterWare and provided the Company with approximately $500,000 in new computer server equipment. The substance of the arrangement between NoMatterWare and Hewlett-Packard also sees NoMatterWare being marketed through their dealer network of 3,000 value-added resellers across Canada and the United States. The equipment has been delivered to the offices of NoMatterWare, Inc., and is currently being used to run the software NoMatterWare sells.

ACCPAC International. Internationally recognized for their accounting software, the Computer Associates owned company has formulated a signed arrangement with NoMatterWare, which will see NoMatterWare writing the Internet-based version of one of their products called Simply Accounting. The substance of the deal is such that NoMatterWare will bear the cost of development, while ACCPAC will bear the cost of marketing the new solution. All revenue generated from sales of the new "Internet" Simply Accounting will be split 50-50 by both companies for the first 18 months. NoMatterWare will also become a recognized partner of the company and hopes to generate substantial consulting revenue in that capacity in the long run.

Second Stage (establishment of distribution channels and targeting acquisitions/reorganizations) At this stage, NoMatterWare will continue to build on its established relationships and marketing successes, by rolling out similar partnerships and strategies in other major centers. We will also seek a partnerships with major computer companies.

As NoMatterWare continues to build our on-line corporate presence and increase its revenue stream, they will begin to address the acquisition and development of complimentary products and services to further enhance its distribution channels, and strengthen its market position. It will also target franchise companies for the provision of NoMatterWare based web presences for their franchisees. This marketing strategy will be centered around the premise that the Franchiser recognizes that a local web presence for each franchisee is important, yet he wants to control the look and feel of the site and the content related to the franchise products and services.

It is also NoMatterWare's intent at this stage to begin the development and roll-out of an advanced business search engine designed to wrap itself right around the NoMatterWare software. Conceptual design of the search engine is already underway.

As NoMatterWare becomes a more diverse and well-rounded Internet company, the need will arise for the creation of brand awareness. At this stage, the company will also begin a promotional campaign, by sponsoring events, advertising on TV, radio, and billboard, and also diversifying into other markets for name branding.

This second stage involves developing brand identity and could cost up to $5,000,000. These funds are expected to come from positive cash flow and private placements. There is no specific date for the completion of this phase as it will evolve with business growth.


                                   MANAGEMENT

Our officers and directors and their ages are as follows:

        Name                          Position            First         Age
                                      Elected              Year
---------------------     --------------------------    ---------     ------
Brad Churchill            President, Chairman             1999         33
Lise Bradley              Vice President, Director        1999         41
Tom Milne                 Chief Financial Officer         2000         57
Bill Burns                Chief Operations Officer        2000         54
Denice Hansen             Director of Marketing           2000         38

Business Experience Of Officers And Directors.

All officers are spending 100% of their time as employees of NoMatterWare.

Brad Churchill - President

Mr. Churchill has accepted the position of President of NoMatterWare, and will devote full time to NoMatterWare while remaining on the board of directors of Churchill Consulting Services Inc., as a significant shareholder.

He was the founder and continues as a Director of Churchill Consulting Services Inc. Brad is intensely driven and brings to the table a very rare combination both marketing savvy and programming expertise. Prior to becoming involved in the technology industry Mr. Churchill spent 8 years in various marketing and promotion positions, which included time in the real estate industry as a licensed Realtor. From 1995 until the present, he has been Director/Technical Architect of Churchill Consulting Services Inc., an Internet consulting company. In this capacity, he has been involved in the information technology industry and has developed solid skills using high-end corporate development and database tools such as PowerBuilder, Cold Fusion, Sybase, Oracle, and SQL Server. He has written system development and project management methodologies, and has been contracted by some of the largest engineering and oil and gas companies in Canada to use his expertise for guidance with their technical strategies, and to conduct seminars on optimization of large-scale corporate software systems. Mr. Churchill is also regularly called upon to teach at the University of Calgary and Southern Alberta Institute of Technology. Mr. Churchill attended Lethbridge Community College and University of Lethbridge in Lethbridge, Alberta, Canada.


Lise Bradley - Vice President

As Vice President, Ms. Bradley has been with NoMatterWare from the beginning, May 1999, and brings to the table a strong set of skills and ability. Ms. Bradley's experience comes from over 14 years as a senior marketing and sales representative. From 1995 until she joined NoMatterWare, she was a Counselor/Hypnotherapist with the Glenvalley Medical Clinic.

NoMatterWare credits Ms. Bradley's experience as a licensed counselor in the medical industry for her ability to successfully assess personalities in the existing business market and build strong relationships and partnerships. This unique combination of sales and counseling experience gives Ms. Bradley a considerable edge when stepping into any presentation or negotiation.

Bill Burns - Chief Operations Officer

An excellent addition to our team, this former National Advertising Manager for Sun Media brings a wealth of Fortune 1000 contacts and boardroom experience to the table. Mr. Burns has over 20 years of experience in the marketing and promotions area, and will be officially starting with the company in the middle of June 2000.From 1997 until he joined NoMatterWare in 2000, he was the Classified Advertising Manager of The Calgary Sun National and, from 1994-1997, he was President and Publisher of the Baya Group, an interactive telephone response company.

Tom Milne - Chief Financial Officer

Bringing over 20 years of accounting/auditing experience to the organization, along with substantial experience with the financing of public companies, Mr. Milne is a valuable asset to the corporation.

Mr. Milne currently sits on the board of directors of a number of private and public companies, is actively involved in the financial management of Alberta Theatre Projects, and has been the head controller of Nova Chemicals Ltd., one of the largest petroleum-based chemical production companies in the world. From 1999 to the present, he has been President/Partner of MerBanco Capital Inc., a Calgary based merchant bank. From 1997 to 1995 he was Vice President Finance and Chief Financial Officer of Arakis Energy Corporation (now Talisman Energy Corporation). From 1986 to 1997 he was with NOVA Corporation, an energy transmission company, most recently as Vice President, Treasury Services.

Denice Hansen - Director of Marketing

Formerly of the Calgary Sun daily newspaper, from 1997 until she joined NoMatterWare. Mrs. Hansen was the top commission producer for advertising sales for several years, winning numerous awards for excellence in the sales field, as well as substantially increasing advertising revenue in the newspaper. From 1993 until 1997, she was a director and personal trainer with the Fish Creek Racquet Club.

                             Executive Compensation

                           Summary Compensation Table

                            Annual Compensation  Long-Term Compensation Awards
                            -------------------  -----------------------------
            Name and           Year    Salary    Bonus  Other  Securities      Compensation    All
        Other Principal                 ($)      ($)     ($)   Underlying          ($)        Other
            Position                                            Options                      Awards
---------------------------- ------- ---------   -----  -----  -----------     ------------- ------
Brad Churchill, President      2000   $63,140    -0-    -0-       -0-              -0-         -0-
                               2001   $______    ____   ____      ____            ____        ____

Lise Bradley, Vice President   2000   $59,008    -0-    -0-       -0-              -0-         -0-
                               2001   $______    ____   ____      ____            ____        ____

          MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

The following discussion relates to the NoMatterWare audited financial statement, Statement of Operations and Balance Sheet.

Results of Operations for the years ended April 30, 2001 and 2000.

Revenue
-------
Revenue for the years ended April 30, 2001 and 2000 were limited because the company is still in its development stage. However, revenue did increase to $12,953 for 2001 compared to $8,399 for 2000 because we signed up more customers from our initial test group.

Expenses
--------
Advertising: Advertising expenses for the two periods were $34,196 in 2001 compared to $59,248, as we again exhibit at the Technology conference in 2000 instead of Comdex. As with the previous period, much of the advertising budget for the year was spent on newspaper advertising.

Depreciation: Increased as we added capital assets.

Consulting: Due to the increase in manpower allocation to refinement and expansion of the software, costs in this area increased to $359,980 from $146,197 for the prior period. As with the previous year, most of our software development work was contracted to independent outside consultants. Included in consulting for the year ended April 30, 2000 are licensing fees of $227,100 for which there were no charges in 2001.

Office: This expense remained about the same at $74,048 compared to $76,286 in the prior year.

Professional Fees: Due to quarterly accounting reporting requirements, accompanied with legal fees related to various SEC filings, costs in this area increased to $34,806 from $5,253 for 2001 compared to 2000.

Rent: Rent on our existing office space increased for the full year compared to a partial year.

Travel: Travel expense for 2001 increased to $41,392 from $20,386 for the prior year period due to travel to various centers for negotiation with potential resellers and partners.

Wages: This is the compensation of executives and other employees for the year. This number was down to $163,012 from $247,775 for the prior year due to the Vice President, Lise Bradley, taking a leave of absence without salary for personal reasons.

Net loss: Net loss decreased to $760,872 from $807,001 primarily due to the reduction of certain of certain administrative expenses as outlined above.

Net loss per share: After the above adjustment the net loss per share for 2001 was $0.14 compared to a loss of $0.15 for 2000.

Liquidity and Capital Resources for the years ended April 30, 2001 and 2000.

Assets
Cash and Cash Equivalents: Cash decreased to $1,708 from $9,747 a year earlier.

Accounts Receivable: Accounts receivable decreased to $4,406 from $7,398 the year before.

Deposits and Retainers: This line item was $34,102 at year end compared to nothing the prior year. The increase in retainers is related to retainers held by new counsel, our accounting firm, a new telephone service provider, and a trademark agent.

Due From Shareholders: This loan to a shareholder which was $10,532 in 2000 was paid in full during 2001.

Property and Equipment: This represents purchased capital equipment.

Software License: Software license and all proprietary interest was purchased from a company partially controlled by the President, Brad Churchill, and is being amortized over a 36 month period. No payments have yet been made for the software, and no interest has yet been charged.

Liabilities

Payables and Accruals: These are primarily trade payables which have gone to $221,913 in 2001 from $140,078 the prior year.

Payable to Related Party: These consists largely of monies owed for the purchase of the software from Churchill Consulting Services Inc. This has changed substantially between periods, due to the rewriting of the contract between Churchill and NoMatterWare, which saw Churchill release the lease of the software, and sign over the rights of it to NoMatterWare in a full sales agreement.

Loan Payable: Loan Payable is for advances from FTCG Enterprises Inc. a company controlled by NoMatterWare's President. Payment terms are based on 12 equal installments to begin either on the date of trading, or on the date of securing secondary financing. It has increased due to the monies deposited into NoMatterWare's bank account by FTCG Enterprises Inc.

Due to Shareholders: Monies borrowed from shareholders. These loans bear no interest and have no set terms of repayment.

For the years ended April 30, 2000 and 2001, the Company issued shares from the treasury for proceeds of $445,280. Cash flow from operating activities was $(888,651) for the year ended April 30, 2001, compared to $(360,621)for the year ended April 30, 2000. In 2001, there was a capital contribution of $227,100 due to a return of excess maintenance fees from 2000.

These amounts were reduced through the support of a Company controlled by the President. In addition, a Company controlled by the President advanced $135,734 to April 30, 2000 and an additional $774,969 during the year ended April 30, 2001, for a total of $910,703 owing at April 30, 2001. In addition to supporting the operating losses, the Company acquired a software license from a Company controlled by the President for a cash payment of $168,825 and purchased property and equipment valued at $42,094 to April 30, 2000, and an additional $121,184 at April 30, 2001. We intend to raise additional funds to enable our planned level of operations, but there is no assurance that it will be able to raise adequate funds to continue at this level. Much of our debt is due to companies controlled by our President, Brad Churchill, who has indicated a willingness to renegotiate if necessary, as he has done in the past, to help maintain the Company's liquidity.

Number of Stockholders

As of December 31, 2000, there were 242 stockholders of record who held shares of NoMatterWare common stock and as of December 31, 2000, there were 30 stockholders of record who held shares of Cactus common stock.


                     PRINCIPAL STOCKHOLDERS OF NOMATTERWARE

The following table sets forth certain information known by NoMatterWare regarding the beneficial ownership of common stock as of July 31,2001.

   o each person known by NoMatterWare to be the beneficial owner of more than 5% of its outstanding shares of common stock;

   o        each director of NoMatterWare;

   o        each executive officer of NoMatterWare; and

   o        all directors and executive officers of NoMatterWare as a group.

Unless otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock owned by them.

      Name of                           Shares Owned             Percent of
   Beneficial Owner                    Beneficially (1)             Class*
-----------------------------------  ----------------------     --------------
FTCG Enterprises, Inc. (2)                   1,477,500                28.0%
Brad Churchill                               1,477,500                28.0%
Lise Bradley                                   450,000                 8.5%
Tom Milne                                        2,000                _____
Kurt Tosczak                                 1,477,500                28.0%
All officers and directors as a group        1,929,500                36.5%
   (3 persons)
-------------------------
* Percent of class based upon 5,280,528 shares outstanding on December 31, 2000.

(1) The term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership is of record and consists of sole voting and investment power.

(2) FTCG Enterprises, Inc., is a corporation organized under the laws of Belize. Its sole shareholder is Brad Churchill


                        PRINCIPAL STOCKHOLDERS OF CACTUS

The following table sets forth certain information known by Cactus regarding the beneficial ownership of common stock as of July 31,2001.

   o each person known by Cactus to be the beneficial owner of more than 5% of its outstanding shares of common stock;

   o        each director of Cactus;

   o        each executive officer of Cactus; and

   o        all directors and executive officers of Cactus as a group.

Unless otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock owned by them.

    Name of                              Shares Owned             Percent of
    Beneficial Owner                    Beneficially (1)             Class*
---------------------------------     ---------------------      --------------
James E. Pitochelli                           50,000                  5.0%
Korum Investments, Ltd. (2)                  254,000                 25.4%
The Dot Com Group, Inc. (3)                  254,000                 25.4%
GCI Investments, Ltd. (4)                    138,000                 13.8%
Foo Funds, Inc. (5)                          254,000                 25.4%
All officers and directors as a group         50,000                  5.0%
  (1 person)

-------------------------
* Percent of class based upon 1,000,000 shares outstanding on July 31,2001.

(1) The term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership is of record and consists of sole voting and investment power.

(2) Korum Investments, Ltd., is a corporation organized under the laws of Belize. The sole shareholder of Korum Investments, Ltd., is Kevin Bales.

(3) The Dot Com Group, Inc., is a corporation organized under the laws of Belize. The sole shareholder of The Dot Com Group, Inc., is Harvin Jethwa.

(4) GCI Investments, Ltd., is a corporation organized under the laws of Belize. The sole shareholder is Gregg Cairns.

(5) The FOO Funds is a corporation organized under the laws of Belize. The sole shareholder of The Foo Funds is Brent Gray.


                       COMPARISON OF RIGHTS OF HOLDERS OF
                            CACTUS CAPITAL STOCK AND
                           NOMATTERWARE CAPITAL STOCK

This section describes certain differences between the rights of holders of Cactus common stock and NoMatterWare common stock. It will also discuss the rights of the holders of NoMatterWare preferred stock which, to the extent possible, will be equal to the rights of current holders of Cactus preferred stock. While this description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred to for a more complete understanding of the difference between being a shareholder of Cactus and being a shareholder of NoMatterWare.

Cactus shareholders are governed by Cactus' Articles of Incorporation, as currently in effect, and Cactus' Bylaws, both of which adhere to the requirements of Nevada law as stipulated in the Nevada Business Corporation Act (the "Nevada Act"). After completion of the reorganization, NoMatterWare shareholders will become shareholders of Cactus. As a Cactus shareholder, your rights will be governed by Cactus' Articles of Incorporation and Cactus' Bylaws, both of which adhere to the requirements of Nevada law.

Classes of Common Stock of Cactus and NoMatterWare

Cactus has one class of common stock, of which there are 100,000,000 authorized shares of voting common stock, $.001 par value. NoMatterWare has one class of common stock which consists of 10,000,000 authorized shares of voting stock, $.001 par value.

Stock Options and Warrants

At present, neither NoMatterWare nor Cactus has any options or warrants outstanding.

Dividends

The board of directors of Cactus and NoMatterWare may, from time to time at any regular or special meeting, declare and each company may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation. Dividends may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds available for dividends such sum as the directors of Cactus think proper as a reserve or reserves to meet contingencies or for such other purpose as the directors shall think conducive to the interests of the corporation.

Voting Rights

At any Cactus meeting, only business specified in the notice of the meeting or otherwise directed by the board of directors may be transacted. As a shareholder of Cactus, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

At all meetings of shareholders of Cactus, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Under Nevada law, no such proxy is valid after the expiration of 6 months from the date of its creation.

A majority of the outstanding shares of Cactus entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.

Number of Directors, Quorum

NoMatterWare's board of directors currently consists of two (2) directors. The Bylaws provide that the number of directors of NoMatterWare shall be fixed from time to time by resolution of the board of directors. Cactus' board of directors currently consists of one (1) director. The number of Cactus' directors may not be less than one (1) and not more than five (5), which number will be set by the board of directors. The number of directors may be changed by a duly adopted amendment to Cactus' Bylaws by the affirmative vote of holders of a majority of the outstanding shares or by a majority vote of the entire board of directors.

Under Nevada law, a majority of the full board of directors shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation or the Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Removal of Directors

Under Cactus' Bylaws, the holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the board of directors resulting therefrom shall only be filled by the shareholders.

Filling Vacancies of the Board of Directors

Under both NoMatterWare's and Cactus' Bylaws, a majority of the remaining members of the board of directors may fill the vacancy or vacancies until the successor or successors are elected at a shareholders' meeting.

Interested Directors

Transactions between NoMatterWare and Cactus and interested directors are not voidable by NoMatterWare or Cactus and those directors are not liable to NoMatterWare or Cactus for any profit realized pursuant to such transaction if the nature of the interest is disclosed at the first opportunity at a meeting of directors, and a majority of disinterested directors or shareholders entitled to vote ratify the transaction.

Amendment of Articles of Incorporation

Amendments to both NoMatterWare's and Cactus' Articles of Incorporation require the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

Amendment of Bylaws

The NoMatterWare and Cactus Bylaws may be amended by a majority vote of all the shares issued and outstanding and entitled to vote at any annual or special meeting of the shareholders, provided notice of intention to amend shall have been contained in the notice of the meeting. In addition, the board of directors by a majority vote of the whole board at any meeting may amend the Bylaws, including Bylaws adopted by the shareholders, but the shareholders may from time to time specify particulars of the Bylaws which shall not be amended by the board.

Shareholder Right to Inspect Books and Records

Cactus shall keep books and records available at its registered office for its shareholders to inspect including: a certified copy of its Articles of Incorporation and Bylaws and all amendments thereto as well as a stock ledger containing the names of shareholders and the number of shares held by each. In order to be entitled to inspect the books and records of Cactus during normal business hours, a person must give no less than five days written notice and:
(1) have been a shareholder of record of Cactus for at least six months immediately preceding the demand or (2) hold, or be authorized in writing by the holders of, at least five percent of Cactus' outstanding shares.

Derivative Actions

NoMatterWare and Cactus shareholders do not have a direct and individual right to enforce rights which could be asserted by the corporation, but may do so derivatively on behalf of the corporation. Pursuant to Nevada law, upon compliance with certain requirements, a shareholder may institute a derivative suit in the right of the corporation against the present or former officers or directors of a corporation because the corporation refused to enforce rights that could be asserted by the corporation, if he or she was a shareholder at the time of the transaction complained of, or if his or her stock thereafter devolved upon him or her by operation of law from a person who was a shareholder at that time.

Indemnification of Directors and Officers

The Nevada Act permits a corporation to indemnify its directors or officers in respect of any loss arising or liability attaching to them by virtue of any negligence, default, breach of duty or breach of trust committed in good faith.

NoMatterWare's and Cactus' Bylaws provide that every person who is or was a director or officer shall be indemnified by the corporation against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation.

The Bylaws require Cactus to advance the expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the corporation.

In addition, Nevada law and the Articles of Incorporation of Cactus provide that no director or officer of Cactus shall have any personal liability for damages for breach of his fiduciary duty except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments of dividends in violation of Nevada law.

Shareholder Liability

Shareholders of NoMatterWare and Cactus shall be under no obligation to the corporation or its creditors or be individually liable for any liabilities or debt with respect to the shares held other than the obligation to pay to the corporation the full consideration for which said shares were issued.

Business Combinations

Under the Nevada Act, a "Business Combination" includes the following transactions:

   o any reorganization or consolidation with an interested shareholder or any affiliate of an interested shareholder;

   o any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with an interested shareholder or any affiliate of an interested shareholder of assets having an aggregate market value equal to 10% or more of the aggregate market value of all the assets of the corporation;

   o any issuance or transfer of any stock, which has a market value equal to 5% or more of the market value of all the outstanding stock, to any interested shareholder or any affiliate of an interested shareholder;

   o adoption of any plan for the liquidation or dissolution of the corporation proposed by an interested shareholder or an affiliate of an interested shareholder;

   o any reclassification of securities, recapitalization, reorganization or consolidation with any subsidiary, or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of outstanding stock owned by an interested shareholder;

   o any receipt by such interested shareholder of any affiliate of an interested shareholder of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

Pursuant to Nevada law, no corporation shall engage in any business combination with any interested shareholder of such corporation for a specified period following such interested shareholder's stock acquisition date unless such business combination is approved by (1) the board of directors of such corporation prior to such interested shareholder's stock acquisition date or (2) the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate of such interested shareholder. In Nevada, the period is three (3) years.

In Nevada, business combinations require the affirmative vote of holders of a majority of the outstanding voting power not beneficially owned by the interested stockholder.

Exchange of Assets, Reorganizations and Consolidations

Under the Nevada Act, a plan of reorganization or exchange must be approved by a majority of the voting power unless the Articles of Incorporation or the board of directors require a greater vote.

In addition, under the Nevada Act, written notice stating the purpose, or one of the purposes, of the meeting is to consider the plan of reorganization, together with a copy or a summary of the plan of reorganization, shall be given to each shareholder of record entitled to vote at the meeting within the time and in the manner for the giving of notice of meetings of shareholders.

Dissenters' Rights

Pursuant to Nevada law, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

   o Consummation of a plan of reorganization to which the domestic corporation is a party;

   o Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired; and

   o Any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, Bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.


                                  LEGAL OPINION

The validity of the shares of Cactus common stock offered by this Proxy Statement-Prospectus will be passed upon by the Law Offices of William B. Barnett, 15233 Ventura Boulevard, Suite 410, Sherman Oaks, California 91403, counsel to Cactus.


                                     EXPERTS

Grant Thornton, LLP, chartered accountants, have audited the consolidated balance sheets of NoMatterWare and subsidiaries as of April 30, 2000 and 2001, and the related consolidated statements of operations and stockholders' deficiency, and cash flows for the years ended April 30, 2000 and 2001. These audited financials for NoMatterWare and subsidiaries are included in this Proxy Statement-Prospectus. These consolidated financial statements are included herein in reliance on their reports, given on their authority as experts in accounting and auditing.

Grant Thornton, LLP, chartered accountants, has audited the balance sheet of Cactus Spina, Inc., as of December 31, 2000, 1999 and 1998, and the related statements of operations and stockholders' equity from the date of inception of April 16, 1996, to December 31, 2000, 1999, and 1998. These financial statements are included herein in reliance on their reports, given on their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to our common stock to be issued to NoMatterWare shareholders in the reorganization. This Proxy Statement-Prospectus constitutes the prospectus of Cactus filed as part of the registration statement. This Proxy Statement-Prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at
(800) SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov.

If you have any questions about the reorganization, please call Cactus at (702) 320-1900.

THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO NOMATTERWARE AND ITS SUBSIDIARIES WAS PROVIDED BY NOMATTERWARE AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO CACTUS WAS PROVIDED BY CACTUS.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cactus pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

Independent Auditors' Report




To the Directors of
Cactus Spina Inc.



We have audited the accompanying balance sheets of Cactus Spina Inc. (a development stage company) as at December 31, 2000, 1999 and 1998 and statements of operations and stockholders' equity from the date of inception of April 16, 1996 to December 31, 2000; December 31, 1999 and December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Cactus Spina Inc. (a development stage company) as at December 31, 2000, 1999 and 1998 and statements for the years ended December 31, 2000, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As outlined in Note 1 to the financial statements, the Company has no established source of revenue and has not commenced any commercial operations. This raises substantial doubt that its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                               (Signed) "Grant Thornton LLP"

Calgary, Canada
August 3, 2001                                      Chartered Accountants








Grant Thornton (Logo)
                                       F-1

Cactus Spina Inc.
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                              April 30  December 31,  December 31,  December 31,
                                  2001          2000          1999         1998
                                  ----          ----          ----         ----
                           (Unaudited)

Current Liabilities
   Accounts payable          $       -  $          -  $          -  $         -
                             ---------  ------------  ------------  -----------

Total Current Liabilities            -             -             -            -
                             ---------  ------------  ------------  -----------


Stockholders' Equity
     (Note 4)
  Common stock, $.01 par value Authorized 100,000,000 shares on January 12, 1999 Issued and outstanding:
       1,000,000 shares      $   1,000  $      1,000  $      1,000  $     1,000
  Additional paid in capital     1,850         1,850         1,850        1,850
   Net loss carry-forward       (2,850)       (2,850)       (2,850)      (2,850)
                             ---------  ------------  ------------  -----------

Total Stockholders' Equity           -             -             -            -
                             ---------  ------------  ------------  -----------

Total Liabilities and
   Stockholders' Equity      $       -  $          -  $          -  $         -
                             ---------  ------------  ------------  -----------

















      See accompanying notes to the financial statement and audit report.

Grant Thornton (Logo)                  F-2

Cactus Spina Inc.
(A Development Stage Company)
Statement of Operations
Periods Ended
--------------------------------------------------------------------------------

                                                                     Accumulated
                                                                        expenses
                                                                           since
                                                                       inception
                   April 30  December 31,  December 31, December 31,    of April
                       2001          2000         1999         1998    16, 1996
                       ----          ----         ----         ----    --------
                (Unaudited)


General and
 administrative
 expenses$                -   $         -   $        -  $         -  $    2,850
                -----------   -----------   ----------  -----------  ----------

Net loss        $         -   $         -   $        -  $         -  $   (2,850)
                -----------   -----------   ----------  -----------  ----------































Grant Thornton (Logo)                  F-3

Cactus Spina Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
--------------------------------------------------------------------------------
                         Common        Stock     Paid-in       Accumulated
                         Shares       Amount     Capital           Deficit
                         ------       ------     -------           -------
Inception date of April 16, 1996 Common stock issued Issued for services rendered at $.01
par value per share       1,000    $      10   $   2,840        $        -
                      ---------    ---------   ---------        ----------
Balance,                  1,000           10       2,840             2,850
December 31, 1998

January 12, 1999
Change par value from
$.01 to $.001                            (10)         10                 -

January 12, 1999
Forward split of 1000   999,000        1,000      (1,000)
                      ---------    ---------   ---------        ----------
Balance, December 31,
   1999, 2000 and
   April 30, 2001     1,000,000    $   1,000   $   1,850        $    2,850



























      See accompanying notes to the financial statement and audit report.

Grant Thornton (Logo)                  F-4

Cactus Spina Inc.
(A Development Stage Company)
Notes to Financial Statements
Information as at April 30, 2001 and for the four months ended
April 30, 2001 is unaudited
December 31, 2000
--------------------------------------------------------------------------------

1.     Nature of operations

The Company was incorporated on April 16, 1996 under the laws of the State of Nevada. The Company currently has no operations and in accordance with SFAS #7, is considered a development stage company.

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing operating company. Until that time the stockholders/officers and/or directors have committed to advancing the operating costs of the Company interest-free.

--------------------------------------------------------------------------------


2.     Basis presentation

For the period April 30, 2001 and the years ended December 31, 2000, 1999 and 1998, there have been no operations or changes in cash flows. As a result, no statement of cash flows is presented in these financial statements.

--------------------------------------------------------------------------------


3.     Summary of significant accounting policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the purpose of the statement of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of April 30, 2001, December 31, 2000, 1999 and 1998.




Grant Thornton (Logo)                  F-5

Cactus Spina Inc.
(A Development Stage Company)
Notes to Financial Statements
Information as at April 30, 2001 and for the four months ended
April 30, 2001 is unaudited
December 31, 2000
--------------------------------------------------------------------------------

3.     Summary of significant accounting policies (Continued)

Income taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Loss per share

Basis loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of April 30, 2201, December 31, 2000, 1999 and 1998 the Company had no dilutive common stock equivalents such as stock options.

--------------------------------------------------------------------------------


4.     Stockholders' equity

Common stock

The initial authorized common stock of Cactus Spina Inc. consists of 1,000 shares with a par value of $.01 per share.

On January 12, 1999 the State of Nevada approved the Company's restated articles of incorporation which increased the authorized shares of common stock from 1,000 common shares to 1,000,000 common shares. The par value was changed from $.01 to $.001.

On January 12, 1999 the Board of Directors authorized the forward split on a 1000:1 ratio of the outstanding common shares of the Company, thus increasing its numbers of outstanding shares from 1,000 to 1,000,000.

On January 12, 1999 the Board of Directors authorized a stock issuance totalling 999,000 common shares of the Company to reflect the change above.

Stock options

Effective April 2, 2000 the Company established a stock option plan whereby the Company may issue from time to time options to designated officers, employees and certain directors stock options to purchase common shares in the capital of the Company to a maximum of 500,000 shares.

Grant Thornton (Logo)                  F-6

Cactus Spina, Inc.
(A Development Stage Company)
Pro-forma Consolidated Balance Sheet
(Amounts expressed in U.S. Dollars)
Unaudited
April 30, 2001
--------------------------------------------------------------------------------
                                                                       Pro-forma
                            Cactus                                     Cactus
                             Spina,  NoMatterWare    Pro-forma          Spina,
                              Inc.           Inc.  Adjustments           Inc.
                              ----           ----  -----------           ----
Assets
Current
 Cash and cash
   equivalents            $          $      1,708                  $     1,708
 Receivables                                4,406                        4,406
 Deposits and retainers                    34,102                       34,102
 Due from shareholders                          -                            -
                          ---------  ------------                  -----------
                                           40,216                       40,216
Investment in subsidiary          -             -            (3)             -
Property and equipment                    126,622                      126,622

Software technology                       337,650      2,850 (3)       340,500
                          ---------  ------------                  -----------
                          $       -  $    504,488                  $   507,338
                          =========  ============                  ===========
--------------------------------------------------------------------------------
Liabilities
Current
 Payables and accruals    $          $    221,913                  $   221,913
 Payable to related party                  35,684                       35,684
 Loan payable                             910,703                      910,703
 Due to shareholders                       25,478                       25,478
                          ---------  ------------                  -----------
                                        1,193,778                    1,193,778
                          ---------  ------------                  -----------
Shareholders' Equity
 Capital stock                1,000       614,105            (3)       615,105
 Additional paid up capital   1,850       227,100                      228,950
 Deficit accumulated during
     the development stage   (2,850)   (1,567,873)     2,850 (3)    (1,567,873)
 Foreign exchange
       adjustment                 -        37,378                       37,378
                          ---------  ------------                  -----------
                                  -      (689,290)                    (686,440)
                          ---------  ------------                  -----------
                          $       -  $    504,488                  $   507,338
                          =========  ============                  ===========
--------------------------------------------------------------------------------


   See accompanying notes to the pro-forma consolidated financial statement.


Grant Thornton (Logo)                  F-7

Cactus Spina, Inc.
(A Development Stage Company)
Pro-forma Consolidated Statement of Operations
(Amounts expressed in U.S. Dollars)
Unaudited
Four Months Ended April 30, 2001
--------------------------------------------------------------------------------
                                                                       Pro-forma
                                    Cactus                               Cactus
                                    Spina,     NoMatterWare              Spina
                                      Inc.             Inc.               Inc.
                                      ----             ----               ----

Revenue                       $          -      $    12,953     $       12,953
                              ------------      -----------       ------------

Expenses
   Advertising                           -           34,196             34,196
   Depreciation                          -           30,488             30,488
   Consulting                            -          359,980            359,980
   Office                                -           74,048             74,048
   Professional fees                     -           34,806             34,806
   Rent                                  -           35,903             35,903
   Travel                                -           41,392             41,392
   Wages                                 -          163,012            163,012
                              ------------      -----------       ------------

                                         -          773,825            773,825
                              ------------      -----------       ------------

Pro-forma loss before undernoted         -         (760,872)          (760,872)


Basic and diluted pro-forma loss
   per share                 $                $       (0.14)    $        (0.10)


--------------------------------------------------------------------------------









   See accompanying notes to the pro-forma consolidated financial statement.

Grant Thornton (Logo)                  F-8

Cactus Spina, Inc.
(A Development Stage Company)
Notes to the Pro-forma Consolidated Financial Statement
(Amounts expressed in U.S. Dollars)
Unaudited
April 30, 2001
--------------------------------------------------------------------------------

1.     Basis of presentation

The pro-forma consolidated balance sheet as at April 30, 2001 and the statement of operations for the twelve months ended April 30, 2001 has been prepared from the unaudited balance sheets of Cactus Spina, Inc. and NoMatterWare Inc. as if the proposed business combination of the two companies as outlined in Note 3 had been effective as at May 1, 2000.

--------------------------------------------------------------------------------


2.     Pro-forma adjustments

The pro-forma consolidated balance sheet has been adjusted to:

(i) Consolidate the accounts of NoMatterWare Inc. in accordance with the presentation as outlined in Note 1.

--------------------------------------------------------------------------------


3.     Business combination

Pursuant to a plan and agreement of reorganization the corporation intends to acquire the issued and outstanding common shares of NoMatterWare Inc. consideration of the issuance of 5,280,582 common shares. As a result, the former shareholders of NoMatterWare Inc. will hold in excess of 50% of the voting shares of Cactus Spina, Inc.

The deemed acquisition of NoMatterWare Inc. is accounted for as a recapitalization treated similar to a pooling of interests. As a result, there has been no adjustment for the value of the investment in the subsidiary, capital stock or contributed capital during the development stage for the purposes of this consolidated pro forma financial statement.














Grant Thornton (Logo)                  F-9

Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International




                                                                  Grant Thornton





































                                                  NoMatterWare Inc.
                                                  (A Development Stage Company)
                                                  Consolidated
                                                  Financial Statements
                                                  April 30, 2001



Grant Thornton (Logo)                  F-10

Contents









                                                                            Page
                                                                        ----
Auditors' Report                                                        F-12

Consolidated Statements of Operations and Stockholders' Deficiency      F-13

Consolidated Balance Sheets                                             F-14

Consolidated Statements of Cash Flows                                   F-15

Notes to the Consolidated Financial Statements                       F-16 - F-20





























Grant Thornton (Logo)

Grant Thornton LLP                                           Grant Thornton
Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International


Auditors' Report


To the Shareholders of NoMatterWare Inc.
(A Development Stage Company)


We have audited the consolidated balance sheets of NoMatterWare Inc. (A Development Stage Company) as at April 30, 2001 and 2000 and the consolidated statements of operations and stockholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2001 and 2000 and the results of its operations and cash flows for the year then ended in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no established sources of revenue and is dependent on its ability to secure financing. This raises uncertainty of its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Calgary, Alberta
June 23, 2001                                              Chartered Accountants


Suite 2800
500 - 4 Avenue S.W.
Calgary, Alberta
T2P 2V6
Tel:  (403) 260-2500
Fax: (403) 260-2571

NoMatterWare Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(Amounts are expressed in U.S. Dollars)

                                    Years Ended                      From date
                              --------------------------------    of inception
                                April 30,         April 30,       to April 30,
                                     2001              2000               2001
------------------------------------------------------------------------------
Revenue                       $   12,953     $       8,399      $      21,352
                              -----------     -------------      -------------
Expenses
   Advertising                    34,196            59,248             93,444
   Depreciation                   30,488             6,168             36,656
   Consulting                    359,980           373,297            733,277
   Office                         74,048            76,286            150,334
   Professional fees              34,806             5,253             40,059
   Rent                           35,903            26,987             62,890
   Travel                         41,392            20,386             61,778
   Wages                         163,012           247,775            410,787
                              ----------     -------------      -------------
                                 773,825           815,400          1,589,225
                              ----------     -------------      -------------

Net loss                      $ (760,872)    $    (807,001)     $  (1,567,873)
                              ==========     =============      =============
Basic and diluted
       loss per share         $    (0.14)    $       (0.15)     $       (0.29)
                              ==========     =============      =============
-------------------------------------------------------------------------------

Consolidated Statements of Stockholders' Deficiency
(Amounts are expressed in U.S. Dollars)

                                                        Years Ended
                                        ---------------------------------------
                                                April 30,            April 30,
                                                     2001                 2000
--------------------------------------------------------------------------------
Deficit, beginning of year                $     (807,001)     $             -

Net loss                                        (760,872)            (807,001)
                                           -------------       --------------
Deficit, end of year                      $   (1,567,873)     $      (807,001)
                                          ==============      ===============
-------------------------------------------------------------------------------

        See accompanying notes to the consolidated financial statements.

Grant Thornton (Logo)                   F-13

--------------------------------------------------------------------------------
NoMatterWare Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(Amounts are expressed in U.S. Dollars)
                                            April 30,            April 30,
                                                 2001                 2000
--------------------------------------------------------------------------------

Assets
Current
   Cash and cash equivalents              $     1,708       $        9,474
   Accounts receivable                          4,406                7,398
   Deposits and retainers                      34,102                    -
   Due from shareholders (Note 3)                   -               10,532
                                        -------------        -------------
                                               40,216               27,404

Property and equipment (Note 4)               126,622               35,926
Software technology                           337,650              337,650
                                        -------------        -------------
                                        $     504,488       $      400,980
                                        =============        =============
--------------------------------------------------------------------------------

Liabilities
Current
   Payables and accruals                $     221,913       $      140,078
   Payable to related party (Note 8)           35,684              311,781
   Loan payable (Note 5)                      910,703              135,734
   Due to shareholders (Note 3)                25,478                    -
                                        -------------       --------------
                                            1,193,778              587,593
                                        -------------       --------------
Shareholders' Deficiency

Capital stock (Note 6)                        614,105              614,105
Contributed capital                           227,100                    -
Deficit accumulated during the
       development stage                   (1,567,873)            (807,001)
Foreign exchange adjustment                    37,378                6,283

                                        -------------       --------------
                                             (689,290)            (186,613)
                                        -------------       --------------
                                        $     504,488      $       400,980
                                        =============       ==============
--------------------------------------------------------------------------------

On behalf of the Board


                                         Director
----------------------------------------

        See accompanying notes to the consolidated financial statements.

Grant Thornton (Logo)
                                      F-14

--------------------------------------------------------------------------------
NoMatterWare Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Amounts are expressed in U.S. Dollars)

                                           Years Ended               From date
                                  -----------------------------    of inception
                                        April 30,     April 30,    to April 30,
                                             2001          2000           2001
--------------------------------------------------------------------------------
Increase (decrease) in cash
 and cash equivalents

 Operating
    Net loss                          $  (760,872)  $   (807,001) $  (1,567,873)
    Depreciation and amortization          30,488          6,168         36,656
    Foreign currency translation
      adjustment                           31,095          6,283         37,378
                                      -----------   ------------  -------------
                                         (699,289)      (794,550)    (1,493,839)

    Change in non-cash operating
       working capital (Note 7)            37,738        433,929        471,667
                                      -----------   ------------  -------------

                                         (661,551)      (360,621)    (1,022,172)

                                      -----------   ------------  -------------
 Financing
    Proceeds from long-term debt          774,969        135,734        910,703
    Proceeds from issue of common
         shares                                 -        445,280        445,280

                                      -----------   ------------  -------------
                                          774,969        581,014      1,355,983

                                      -----------   ------------  -------------
 Investing
    Purchase of property and equipment   (121,184)       (42,094)      (163,278)
    Purchase of software license                -       (168,825)      (168,825)
                                      -----------   ------------  -------------
                                         (121,184)      (210,919)      (332,103)
                                      -----------   ------------  -------------
Net (decrease) increase in cash and cash
   equivalents                             (7,766)         9,474          1,708

Cash and cash equivalents,
   Beginning of year                        9,474              -              -
                                      -----------   ------------  -------------

   End of year                        $     1,708   $      9,474  $       1,708
                                      ===========   ============  =============

--------------------------------------------------------------------------------

        See accompanying notes to the consolidated financial statements.

Grant Thornton (Logo)
                                      F-15

--------------------------------------------------------------------------------
NoMatterWare Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
April 30, 2001
--------------------------------------------------------------------------------

1.     Nature of operations

The Company was incorporated under the laws of the State of Nevada on June 30, 1998 with the name Travis Technologies Inc. The Company did not commence operating activities and was considered dormant.

On January 20, 2000, the Company acquired all of the issued and outstanding shares of NoMatterWare Inc. a company registered under the laws of the Province of Alberta, Canada, by issuing its shares for shares in NoMatterWare Inc. on a one-for-one basis. The Company immediately changed its name to NoMatterWare South Inc. and subsequently to NoMatterWare Inc.

This acquisition has been accounted for using the "pooling of interests" method and the results of NoMatterWare Inc.'s operations are included in these consolidation from the date of NoMatterWare Inc.'s incorporation, May 14, 1999.

The Company has purchased certain development software that as of April 30, 2001 does not yet have an established market. The Company's ability to continue and discharge its liabilities in the normal course of operations depends upon securing adequate financing and achieving profitable operations.

--------------------------------------------------------------------------------


2.     Summary of significant accounting policies

This summary of accounting policies for NoMatterWare Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles in the United States and have been consistently applied in the preparation of the financial statements. Amounts are expressed in U.S. dollars.

Principles of consolidation

The consolidated financial statements include the accounts of all companies in which the Company has an interest, after the elimination of inter-company transactions and balances.

Earnings per share

Earnings per share is calculated based upon the weighted average number of shares outstanding during the year.


Grant Thornton (Logo)
                                      F-16

--------------------------------------------------------------------------------

NoMatterWare Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
April 30, 2001
--------------------------------------------------------------------------------

2.     Summary of significant accounting policies (Continued)

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all cash on hand and cash on deposit with banks and held in trust by lawyers, without restrictions to be cash and cash equivalents.

Use of estimates

The preparation of the financial statements in accordance with generally accepted principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ and affect the results reported in these consolidated financial statements.

Financial instruments

The Company has estimated the value of its financial instruments, which include accounts receivable, accounts payable and loans payable. The Company used valuation methodologies and market information available as at year end and has determined that the carrying amounts of such financial instruments approximate fair market value in all cases.

Depreciation

Depreciation is provided over the estimated useful lives of the property and equipment using the following methods and annual rates:

       Furniture and equipment                     30% declining balance
       Computer hardware                           30% declining balance
       Leasehold improvements                      5 years, straight-line

Amortization of intangibles

The software license purchased by NoMatterWare will be amortized upon the Company commencing operations using the software application.

Translation of foreign currencies

All of the assets and liabilities of self-sustaining subsidiaries are translated at the year end rate of exchange. Revenue and expenses are translated at the average rate of exchange for the year. The translation adjustment is included in the shareholders' equity on the consolidated balance sheet under the caption "Foreign exchange adjustment".

Grant Thornton (Logo)                  F-17

--------------------------------------------------------------------------------

NoMatterWare Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
April 30, 2001
--------------------------------------------------------------------------------

3.     Due (to) from shareholder

Advances of $25,478 (2000 - $(10,532)) has been made by shareholders of the Company. These advances are non-interest bearing and have no set terms of repayment. As such, they have been included in current liabilities (In 2000, current assets)

--------------------------------------------------------------------------------


4.     Property and equipment

                                                                      April 30
                                               April 30, 2001             2000
                          -----------------------------------      -----------
                                    Accumulated      Net Book         Net Book
                            Cost    Depreciation        Value            Value
                            ----    ------------        -----            -----
Furniture and fixtures $  25,995    $     10,308   $   15,687      $    18,907
Computers                129,659          24,078      105,581           13,659
Leasehold
   Improvements            6,746           1,392        5,354            3,360
                       ---------    ------------   ----------      -----------
                       $ 162,400    $     35,778   $  126,622      $    35,926

--------------------------------------------------------------------------------


5.     Loans payable

Operating deficit has been partially financed by advances of $885,712 (2000 - $110,060) from a Company that is controlled by the President of the Company. The loan is non-interest bearing and unsecured. The terms of the loan call for it to be repaid in twelve equal monthly instalments, commencing upon financing arrangements being finalized. As such, the entire balance has been included in current liabilities.

Promissory note, non-interest bearing in the amount of $24,991 (2000 - $25,674) twenty-four monthly instalments are to commence upon approval of its regulatory registration statement.




Grant Thornton (Logo)
                                      F-17

--------------------------------------------------------------------------------

NoMatterWare Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
April 30, 2001
--------------------------------------------------------------------------------

6.     Capital stock

Authorized:
   The Company is authorized to issue 10,000,000 common shares with a par value of $0.001.

                                     April 30, 2001           April 30, 2000
                              ------------------------  ----------------------
                               Number of                 Number of
                                  Shares         Value      Shares       Value
Issued:                           ------         -----      ------       -----
Balance, beginning of
   year                         5,280,592  $   614,105            -   $      -
Founders shares issued for
   cash                                 -            -    4,646,092      3,136
Shares issued for cash                  -            -      467,000    442,144
Shares issued to acquire
   software technology (Note 8)         -            -      167,500    168,825
                                ---------  -----------    ---------   --------
Balance, end of year            5,280,592  $   614,105    5,280,592   $614,105
                                =========  ===========    =========   ========
--------------------------------------------------------------------------------

7.     Change in non-cash operating working capital
                                                                     From date
                                                                  of inception,
                               April 30,         April 30,            April 30,
                                    2001              2000                 2001
                                    ----              ----                 ----

Receivables                 $      2,992    $       (7,398)       $      (4,406)
Deposits and retainers           (34,102)                -              (34,102)
Due from shareholders             10,532           (10,532)                   -
Payables                          81,835           451,859              533,694
Due to shareholders               25,478                 -               25,478
Payable to related party        (276,097)                -             (276,097)
                            ------------    --------------        --------------
                            $   (189,362)   $      433,929        $     244,567






Grant Thornton (Logo)
                                      F-19

--------------------------------------------------------------------------------
NoMatterWare Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Amounts are expressed in U.S. Dollars)
April 30, 2001
--------------------------------------------------------------------------------

8.     Related party transactions

On May 14, 1999, the Company purchased development software from a private company controlled by the President for $337,650 consisting of cash of $168,825 and 167,000 common shares at an ascribed value of $168,825.

Commencing May 14, 2001, the outstanding amount will bear interest at 12% per annum. Should the debt not be repaid within two years, the related company has the right to increase the interest rate to 20% per annum.

As part of this purchase the Company has entered into agreement to pay maintenance fees in the amount of $25,000 Canadian plus $10 per month for each customer hosted on the related company's server.

The Company paid $227,100 in maintenance fees for the period ended April 30, 2000. Effective April 27, 2001, this agreement was amended to waive maintenance fees and the $10 per month hosting fee from the original date of the agreement. These fees are included in consulting for the year ended April 30, 2000 and recovery of these fees have been recorded as contributed capital.



--------------------------------------------------------------------------------


9.     Subsequent events

Subsequent to year end, the Company entered into a lease agreement for its office facilities until 2006 with annual payments of $55,045.














Grant Thornton (Logo)
                                      F-20

PROXY                          CACTUS SPINA, INC.                          PROXY


The undersigned hereby appoints James E. Pitochelli as proxy to appear and vote, as designated below, all the shares of Common Stock of Cactus Spina, Inc., ("Cactus") held of record by the undersigned on __________________, 2001, at the Special Meeting of Shareholders to be held on __________________, 2001, and any adjournments or postponements thereof.

1. To approve the Plan and Agreement of Reorganization pursuant to which each share of NoMatterWare, Inc., ("NoMatterWare") Common Stock will be exchanged for one (1) share of Cactus Common Stock. Upon the completion of the reorganization, Cactus will change its name to NoMatterWare, Inc. Approval of the reorganization agreement will also constitute approval of the reorganization and the other transactions contemplated by the reorganization agreement.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof:

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION
    IS INDICATED, THE PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated ______________, 2001, and hereby revokes any Proxy heretofore given or executed by him/her with respect to the shares represented by this Proxy.

Please sign exactly as name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate in which capacity they sign.


-----------------------------------         -----------------------------------
[signature]                                 [signature]

-----------------------------------         -----------------------------------
[please print name]                         [please print name]


Dated:   _______________________, 2001



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

PROXY                          NOMATTERWARE, INC.                          PROXY


The undersigned hereby appoints Brad Churchill and Lise Bradley, or either of them, with the power of substitution, as proxies to appear and vote, as designated below, all the shares of Common Stock of NoMatterWare, Inc., ("NoMatterWare") held of record by the undersigned on __________________, 2001, at the Special Meeting of Shareholders to be held on __________________, 2001, and any adjournments or postponements thereof.

1. To approve the Plan and Agreement of Reorganization pursuant to which each share of NoMatterWare Common Stock will be exchanged for one (1) share of Cactus Spina, Inc., ("Cactus") Common Stock. Upon the completion of the reorganization, Cactus will change its name to NoMatterWare, Inc. Approval of the reorganization agreement will also constitute approval of the reorganization and the other transactions contemplated by the reorganization agreement.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof:

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION
    IS INDICATED, THE PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated ______________, 2001, and hereby revokes any Proxy heretofore given or executed by him/her with respect to the shares represented by this Proxy.

Please sign exactly as name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate in which capacity they sign.


-----------------------------------         -----------------------------------
[signature]                                 [signature]

-----------------------------------         -----------------------------------
[please print name]                         [please print name]


Dated:   _______________________, 2001



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Appendix A


                      PLAN AND AGREEMENT OF REORGANIZATION

                                     BETWEEN

                               NOMATTERWARE, INC.

                                       AND

                               CACTUS SPINA, INC.

                   RELATING TO THE EXCHANGE OF COMMON STOCK OF

                               NOMATTERWARE, INC.

                                       FOR

                                 COMMON STOCK OF

                               CACTUS SPINA, INC.

                                      DATED

                                  APRIL 1, 2000

                                TABLE OF CONTENTS

PLAN OF REORGANIZATION .................................................... 1

AGREEMENT.................................................................. 1

SECTION 1              TRANSFER OF NOMATTERWARE SHARES..................... 1

SECTION 2              ISSUANCE OF EXCHANGE STOCK AND ADDITIONAL
                       STOCK TO NOMATTERWARE SHAREHOLDERS.................. 2

SECTION 3              CLOSING............................................. 3

SECTION 4              REPRESENTATIONS AND WARRANTIES BY NOMATTERWARE
                       AND CERTAIN SHAREHOLDERS............................ 5

SECTION 5              REPRESENTATIONS AND WARRANTIES BY CACTUS.............9

SECTION 6              ACCESS AND INFORMATION..............................13

SECTION 7              COVENANTS OF NOMATTERWARE...........................13

SECTION 8              COVENANTS OF CACTUS.................................15

SECTION 9              ADDITIONAL COVENANTS OF THE PARTIES.................16

SECTION 10             SURVIVIAL OF REPRESENTATIONS, WARRANTIES AND
                       COVENANTS...........................................17

SECTION 11             CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF PARTIES..........................................17

SECTION 12             TERMINATION, AMENDMENT, WAIVER......................19

SECTION 13             MISCELLANEOUS.......................................21

EXHIBIT LIST...............................................................26

SCHEDULE LIST..............................................................26

                      PLAN AND AGREEMENT OF REORGANIZATION

         This PLAN AND AGREEMENT OF REORGANIZATION ("Agreement") is entered into on this 1st day of April, 2000 by and between CACTUS SPINA, INC., a Nevada corporation ("CACTUS") and NOMATTERWARE, INC. a Nevada corporation ("NOMATTERWARE"), and those persons listed in Exhibit A hereto, being all of the shareholders of NOMATTERWARE who own individually at least five percent (5%) of the outstanding stock of NOMATTERWARE and together control over 50% of the outstanding stock of NOMATTERWARE as of the date this Agreement is executed.

                             PLAN OF REORGANIZATION

         The transaction contemplated by this Agreement is intended to be a "tax free' exchange as contemplated by the provisions of Sections 351 and 368(a) (1)
(B) of the Internal Revenue Code of 1986, as amended. CACTUS will acquire up to 100% of NOMATTERWARE's issued and outstanding common stock, ($0.001 par value per share) and all warrants and options outstanding (the "NOMATTERWARE Stock" or the "NOMATTERWARE Shares"), in exchange for approximately 5,200,000 shares of CACTUS 's common stock, $0.001 par value per share (the "Exchange Stock") which includes shares to be issued to finders. Upon the consummation of the exchange transaction and the issuance and transfer of the CACTUS common stock as set forth in Section 2 herein below, NOMATTERWARE Shareholders could hold approximately 52% of the then outstanding common stock of CACTUS. The Exchange Transaction will result in NOMATTERWARE becoming a wholly owned subsidiary of CACTUS.
                                    AGREEMENT

                                    SECTION 1

                         TRANSFER OF NOMATTERWARE SHARES

     1.1 All shareholders of NOMATTERWARE (the "Shareholders" or the `NOMATTERWARE Shareholders"), as of the date of Closing as such term is defined in Section 3 herein (the "Closing" or the "Closing Date"), shall transfer, assign, convey and deliver to CACTUS at the date of Closing, certificates representing approximately 100% of the NOMATTERWARE Shares or such lesser percentage as shall be acceptable to CACTUS, but in no event less than approximately 95% of the NOMATTERWARE Shares. The transfer of the NOMATTERWARE Shares shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the NOMATTERWARE Shareholders and CACTUS shall have otherwise agreed in writing.

                                    SECTION 2

        ISSUANCE OF EXCHANGE STOCK AND ADDITIONAL STOCK TO NOMATTERWARE
                                  SHAREHOLDERS

     2.1 As consideration for the transfer, assignment, conveyance and delivery of the NOMATTERWARE Stock hereunder, CACTUS shall, at the Closing issue to the NOMATTERWARE Shareholders, pro rata in accordance with each Shareholder's percentage ownership of NOMATTERWARE immediately prior to the Closing, certificates for approximately 5,200,000 shares. (The CACTUS common stock to be issued are referred to herein as the "Exchange Stock.") The parties intend that the Exchange Stock being issued will be used to acquire all outstanding NOMATTERWARE Shares. To the extent that less than 100% of the NOMATTERWARE stock is acquired, the number of shares issuable to those NOMATTERWARE Shareholders who have elected to participate in the exchange described in this Agreement (the "Exchange") shall increase proportionately.

     2.2 The issuance of the Exchange Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the NOMATTERWARE Shareholders and CACTUS shall have otherwise agreed in writing. As provided herein, and immediately prior to the Closing, CACTUS shall have issued and outstanding: (I) not more than 10,000,000 shares of Common Stock; (ii) no shares of Preferred Stock; and (iii) no options for the purchase of common stock, except as may be set forth in Schedule 5.1(b) hereto.

     2.3 None of the Exchange Stock issued or to be issued to the NOMATTERWARE Shareholders, nor any of the NOMATTERWARE Stock transferred to CACTUS hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). All of such shares shall bear a legend worded substantially as follows:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are `restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

          The respective transfer agents of CACTUS and NOMATTERWARE shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that CACTUS register the Exchange Stock under the Act, nor shall NOMATTERWARE or the Shareholders be required to register any NOMATTERWARE Shares under the Act.

                                    SECTION 3

                                     CLOSING

     3.1 Closing of Transaction. Subject to the fulfillment or waiver of the conditions precedent set forth in Section 11 hereof, the Closing shall take place on the Closing Date, via telephone conference call, simultaneously at the offices of counsel for NOMATTERWARE and counsel for CACTUS, at 3:00 p.m. P.S.T., or at such other time on the Closing Date as NOMATTERWARE and CACTUS may mutually agree in writing

     3.2 Closing Date. The Closing Date of the Exchange shall take place on a date chosen by mutual agreement of NOMATTERWARE and CACTUS not later than August 30, 2000, or such later date upon which NOMATTERWARE and CACTUS may mutually agree in writing, or as extended pursuant to subsection 12.1(b) herein below.

     3.3  Deliveries at Closing.

          (a) NOMATTERWARE shall deliver or cause to be delivered to CACTUS at or prior to Closing:

               (1) Certificates representing all shares, or an amount of shares acceptable to CACTUS, of the NOMATTERWARE Stock as described in Section 1, each endorsed in blank by the registered owner;

               (2) an agreement from each Shareholder surrendering his or her shares agreeing to a restriction on the transfer of the Exchange Stock as described in Section 2 hereof;

               (3) a copy of a consent of NOMATTERWARE's Board of Directors authorizing NOMATTERWARE to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit B;

               (4) a copy of a Certificate of Good Standing for NOMATTERWARE issued not more than ten (10) days prior to Closing by the Nevada Secretary of State;

               (5) an opinion of the Law Offices of Robert Domico, counsel to NOMATTERWARE, dated the Closing Date, in a form deemed acceptable by CACTUS and its counsel;

               (6)  Articles  of   Incorporation   and  Bylaws  of  NOMATTERWARE
                    certified as of the Closing Date by the President and Secretary of NOMATTERWARE;

               (7)  all of NOMATTERWARE's corporate records;

               (8) such other documents, instruments or certificates as shall be reasonably requested by CACTUS or its counsel.

     (b)  CACTUS  shall  deliver or cause to be  delivered  to  NOMATTERWARE  at
          Closing:

               (1) a copy of a consent of CACTUS 's Board of Directors authorizing CACTUS to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit C;

               (2) a copy of a Certificate of Good Standing for CACTUS issued not more than thirty days prior to Closing by the Secretary of State of Nevada.

               (3) stock certificate(s) or a computer listing from CACTUS 's transfer agent representing the Exchange Stock to be newly issued by CACTUS under this Agreement, which certificates shall be in the names of the appropriate NOMATTERWARE Shareholders, each in the appropriate denomination as described in Section 2;

               (4) an opinion of William Barnett, special counsel to CACTUS, dated the Closing Date, in a form deemed acceptable by NOMATTERWARE and its counsel;

               (5) Articles of Incorporation and Bylaws of CACTUS certified as of the Closing Date by the President and Secretary of CACTUS;

               (6) executed bank forms for CACTUS bank accounts reflecting a change in management and signatories to said bank accounts;

               (7) such other documents, instruments or certificates as shall be reasonably requested by NOMATTERWARE or its counsel.


     3.4  Filings; Cooperation.

          (a) Prior to the Closing, the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Section 11 below.

          (b) On and after the Closing Date, CACTUS, NOMATTERWARE and the Shareholders set forth in Exhibit A shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

                                    SECTION 4
                        REPRESENTATIONS AND WARRANTIES BY
                      NOMATTERWARE AND CERTAIN SHAREHOLDERS

     4.1 Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to CACTUS), NOMATTERWARE and those Shareholders listed on Exhibit A represent and warrant to CACTUS as follows:

          (a) Organization and Good Standing of NOMATTERWARE. The Articles of Incorporation of NOMATTERWARE and all Amendments thereto as presently in effect, certified by the Secretary of State of Nevada, and the Bylaws of NOMATTERWARE as presently in effect, certified by the President and Secretary of NOMATTERWARE, have been delivered to CACTUS and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

          (b) Capitalization. NOMATTERWARE's authorized capital stock is 25,000,000 shares of $0.001 par value Common Stock (defined as "NOMATTERWARE Common Stock of which no more than 5,200,000 shares of Common Stock will be issued and outstanding prior to the Closing Date, and held of record by approximately 250 person(s). All of such outstanding shares are validly issued, fully paid and non--assessable. Except as set forth in Schedule 4.1(b), no other equity securities or debt obligations of NOMATTERWARE are authorized, issued or outstanding.

          (c) Subsidiaries. NOMATTERWARE has no subsidiaries and no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

          (d) Financial Statements. NOMATTERWARE will deliver to CACTUS, prior to Closing, a copy of NOMATTERWARE's audited financial statements through April 30, 2000, which will be true and complete. Other than changes in the usual and ordinary conduct of the business since April 30, 2000, there have been, and at the Closing Date there will be, no material adverse changes in such financial statements.

          (e) Absence of Undisclosed Liabilities. NOMATTERWARE has no liabilities which are not adequately reflected or reserved against in the NOMATTERWARE Financial Statements or otherwise reflected in this Agreement and NOMATTERWARE shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after April 30, 2000, and would be individually or in the aggregate, material to the results of operations or financial condition of NOMATTERWARE as of the Closing Date.

          (f) Litigation. except as disclosed in Schedule 4.1(f), there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against NOMATTERWARE or its properties. Except as disclosed in Schedule 4.1(f), there are no actions, suits or proceedings pending, or, to the knowledge of NOMATTERWARE, threatened against or affecting NOMATTERWARE, any of its officers or Directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of NOMATTERWARE which might result in any material adverse change in the operations or financial condition of NOMATTERWARE, or which might prevent or materially impede the consummation of the transactions under this Agreement.

          (g) Compliance with Laws. To the best of its knowledge, the operations and affairs of NOMATTERWARE do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of NOMATTERWARE.

          (h) Absence of Certain Changes. Except as set forth in Schedule 4.1(h), or otherwise disclosed in writing to CACTUS, since April 30, 2000, (i) NOMATTERWARE has not entered into any material transaction; (ii) there has been no change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of NOMATTERWARE as shown on the NOMATTERWARE Financial Statement, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities; (iii) there has been no damage to, destruction of or loss of any of the properties or assets of NOMATTERWARE (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of NOMATTERWARE; (iv) NOMATTERWARE has not declared, or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock; (v) there has been no material adverse change, except in the ordinary course of business, in the contingent obligations of NOMATTERWARE by way of guaranty, endorsement, indemnity, warranty or otherwise; (vi) there have been no loans made by NOMATTERWARE to its employees, officers or directors;
               (vii) there has been no waiver or compromise by NOMATTERWARE of a valuable right or of a material debt owed to it; (viii) there has been no extraordinary increase in the compensation of any of NOMATTERWARE's employees; (ix) there has been no agreement or commitment by NOMATTERWARE to do or perform any of the acts described in this Section 4.1(h); and (x) there has been no other event or condition of any character which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise) business, property, prospects, assets or liabilities of NOMATTERWARE or to impair materially the ability of NOMATTERWARE to conduct the business now being conducted.

          (i) Employees. There are, except as disclosed in Schedule 4.1(i), no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements or arrangements between NOMATTERWARE and any of its directors, officers or employees and there is no employment, consulting, severance or indemnification arrangements, agreements or understandings between NOMATTERWARE on the one hand, and any current or former directors, officers or employees of NOMATTERWARE on the other hand.

          (j) Assets. All of the assets reflected on the April 30, 2000, NOMATTERWARE Financial Statements or acquired and held as of the Closing Date, will be owned by NOMATTERWARE on the Closing Date. Except as set forth in Schedule 4.1(j), NOMATTERWARE owns outright and has good and marketable title, or holds valid and enforceable leases, to all of such assets. None of NOMATTERWARE's equipment used by NOMATTERWARE in connection with its business has any material defects and all of them are in all material respects in good operating condition and repair, and are adequate for the uses to which they are being put; none of NOMATTERWARE's equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repair. NOMATTERWARE represents that, except to the extent disclosed in Schedule 4.1(j) to this Agreement or reserved against on its balance sheet as of March 31, 1999, it is not aware of any accounts and contracts receivable existing that in its judgment would be uncollectible.

          (k)  Tax Matters. NOMATTERWARE represents that, except as set forth in
               Schedule 4.1(k) to his Agreement, all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of NOMATTERWARE have been timely filed. Since April 30, 2000, NOMATTERWARE has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of NOMATTERWARE. On the date of this Agreement, NOMATTERWARE is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed. Any tax sharing agreement among or between NOMATTERWARE and any affiliate thereof shall be terminated as of the Closing Date.

          (1) Insurance. Set forth on Schedule 4.1(1) hereto is a list of insurance policies currently maintained by NOMATTERWARE in full force and effect which provide for coverage which is usual and customary in its business as to amount and scope, and are adequate to protect NOMATTERWARE against any reasonably foreseeable risk of loss.

          (m) Operating Authorities. To the best knowledge of NOMATTERWARE, NOMATTERWARE has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. Such Permits are set forth on Schedule 4.1 (1). Since NOMATTERWARE' s inception, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any permit; and no proceeding is pending or threatened to revoke or limit any Permit.

          (n) Continuation of Key Management. To the best knowledge of NOMATTERWARE, all key management personnel of NOMATTERWARE intend to continue their employment with NOMATTERWARE after the Closing. For purposes of this subsection 4.1(n), "key management personnel" shall include Brad Churchill, Kurt Denice Hensen and Lise Bradley.

          (o) Books and Records. The books and records of NOMATTERWARE are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no material transactions involving NOMATTERWARE which properly should have been set forth therein and which have not been accurately so set forth.

          (p) Authority to Execute Agreement. The Board of Directors of NOMATTERWARE, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by NOMATTERWARE of this Agreement, and has duly authorized each of the transactions hereby contemplated. NOMATTERWARE has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. NOMATTERWARE has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon NOMATTERWARE and those Shareholders listed in Exhibit A hereto in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of NOMATTERWARE, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to NOMATTERWARE.

     4.2 Disclosure. At the date of this Agreement, NOMATTERWARE and those Shareholders listed in Exhibit A have, and at the Closing Date they will have, disclosed all events, conditions and facts materially affecting the business and prospects of NOMATTERWARE. NOMATTERWARE and such Shareholders have not now and will not have at the Closing Date, withheld knowledge of any such events, conditions or facts which they know, or have reasonable grounds to know, may materially affect NOMATTERWARE's business and prospects. Neither this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to CACTUS by NOMATTERWARE and/or by such Shareholders in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

                                    SECTION 5

                    REPRESENTATIONS AND WARRANTIES BY CACTUS

     5.1 Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to NOMATTERWARE), CACTUS represents and warrants to NOMATTERWARE and those Shareholders listed in Exhibit A as follows:

          (a) Organization and Good Standing. CACTUS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Further, CACTUS is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing. The Articles of Incorporation of CACTUS and all amendments thereto as presently in effect, certified by the Secretary of State of Nevada, and the Bylaws of CACTUS as presently in effect, certified by the President and Secretary of CACTUS, have been delivered to NOMATTERWARE and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

          (b) Capitalization. CACTUS 's authorized capital stock consists of 100,000,000 shares of $.00lpar value Common Stock (defined above as "CACTUS Common Stock"), approximately 10,000,000 of which will be issued and outstanding (after and 10 for one forward stock split), prior to Closing Date All authorized and/or outstanding options and warrants are set forth on Schedule

               5.1(b). Except as set forth in Schedule 5.1(b), no other equity securities or debt obligations of CACTUS are authorized, issued or outstanding and as of the Closing, there will be no other outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any of the CACTUS Common Stock, and there will be no outstanding security of any kind convertible into CACTUS Common Stock. The shares of CACTUS Common Stock are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature that would inhibit, prevent or otherwise interfere with the transactions contemplated hereby. All of the outstanding shares of CACTUS Common Stock are validly issued, fully paid and non-assessable and there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of CACTUS Common Stock;

          (c) Issuance of Exchange Stock. All of the CACTUS Common Stock to be issued to or transferred to NOMATTERWARE Shareholders pursuant to this Agreement, when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature, except those restrictions imposed by State or Federal corporate and securities regulations.

          (d) CACTUS will use its best efforts to forthwith obtain any approval of the transaction set forth in this Agreement by its outstanding shares if required by the Nevada Revised Statutes;

          (e) Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by CACTUS with any of the provisions hereof will:

               (1) Violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of CACTUS or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which CACTUS is a party, or by which it or its properties or assets may be bound or affected; or

               (2) Violate any order, writ, injunction or decree, or any statute, rule, permit, or regulation applicable to CACTUS or any of its properties or assets.

          (f) Financial Statements. CACTUS will deliver to NOMATTERWARE prior to Closing, a copy of CACTUS 's audited Financial Statements for the years ended December 31, 1999 and March 31, 2000, respectively, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles.

          (g) Absence of Undisclosed Liabilities. Except as disclosed in CACTUS' Financial Statements, CACTUS did not have, as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after March 31, 2000 and would be individually or, in the aggregate, materially adverse to the results of operation or financial condition of CACTUS.

          (h) Litigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against CACTUS or its properties. Except as disclosed in Schedule 5.1(h), there are no actions, suits or proceedings pending or, to the knowledge of CACTUS, threatened against or relating to CACTUS. CACTUS is not and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and CACTUS has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it, if any.

          (i) Tax Matters. Except as set forth in Schedule 5.1(i), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of CACTUS have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Since March 31, 2000, CACTUS has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of CACTUS. On the date of this Agreement, CACTUS is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed. Any tax sharing agreement among or between CACTUS and any affiliate thereof shall be terminated as of the Closing Date.

          (j) Authority to Execute Agreement. The Board of Directors of CACTUS, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by CACTUS of this Agreement and the Exchange Stock, and has duly authorized each of the transactions hereby contemplated. CACTUS has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. CACTUS has taken all the actions required by law, its Certificate of Incorporation, as amended, its Bylaws, as amended, or otherwise to authorize the execution and delivery of the Exchange Stock pursuant to the provisions hereof. This Agreement is valid and binding upon CACTUS in accordance with its terms. either the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Certificate of Incorporation, as amended, or the Bylaws, as amended of CACTUS, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to CACTUS.

          (k) Finder's Fees. CACTUS is now, and on the Closing Date will be liable or obligated to pay a finder's, agent's or broker's fee to Dawson/James, Ltd., of 100,000 shares of restricted shares of its common stock, arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

          (1) Books and Records. The books and records of CACTUS are materially complete and correct, are maintained in accordance with good business practice and accurately present and reflect in all material respects, all of the transactions therein described and there have been no material transactions involving CACTUS which properly should have been set forth therein and which have not been accurately so set forth.

          (m) From the date of this Agreement until the Closing Date, CACTUS will give NOMATTERWARE and its counsel, accountants, and other representatives upon reasonable notice, full access, during normal business hours, to all of the properties, books, records, and files of CACTUS and will furnish NOMATTERWARE and such representatives during such period copies of all material documents for their examination and review.

     5.2 Disclosure. CACTUS has and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of CACTUS. CACTUS has not now and will not have at the Closing Date, withheld knowledge of any such events, conditions and facts which it knows or has reasonable grounds to know, may materially affect CACTUS 's business and prospects. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to NOMATTERWARE or the NOMATTERWARE Shareholders by CACTUS in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

                                    SECTION 6

                             ACCESS AND INFORMATION

     6.1  As to NOMATTERWARE. Subject to the protections provided by subsection
          9.4 herein, NOMATTERWARE shall give to CACTUS and to CACTUS 'S counsel, accountants and other representatives full access during normal business hours throughout the period prior to the Closing, to all of NOMATTERWARE's properties, books, contracts, commitments, and records, including information concerning products and customer base, and patents held by, or assigned to, NOMATTERWARE, and furnish CACTUS during such period with all such information concerning NOMATTERWARE's affairs as CACTUS reasonably may request.

     6.2 As to CACTUS. Subject to the protections provided by subsection 9.4 herein, CACTUS shall give to NOMATTERWARE, the NOMATTERWARE Shareholders and their counsel, accountants and other representatives, full - access, during normal business hours throughout the period prior to the Closing, to all of CACTUS 's properties, books, contracts, commitments, and records, if any, and shall furnish NOMATTERWARE and the NOMATTERWARE Shareholders during such period with all such information concerning CACTUS's affairs as NOMATTERWARE and the NOMATTERWARE Shareholders reasonably may request.

                                    SECTION 7

               COVENANTS OF NOMATTERWARE AND CERTAIN SHAREHOLDERS

     7.1 No Solicitation. NOMATTERWARE and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, will use their best efforts to cause its officers, employees, agents and representatives not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or indirectly to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than CACTUS and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving NOMATTERWARE, or any sale of any of its capital stock or of the capital stock held by such Shareholders in excess of 10% of such Shareholder's current stock holdings except as otherwise disclosed in this Agreement. NOMATTERWARE will notify CACTUS immediately upon receipt of an inquiry, offer, or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of NOMATTERWARE's business, or providing information to government authorities.

     7.2 Conduct of Business Pending the Transaction. NOMATTERWARE and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, covenant and agree with CACTUS that, prior to the consummation of the transaction called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless CACTUS shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, NOMATTERWARE and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, will comply with each of the following:

          (a) Its business shall be conducted only in the ordinary and usual course. NOMATTERWARE shall use reasonable efforts to keep intact its business organization and good will, keep available the services of its respective officers and employees, and maintain good relations with suppliers, creditors, employees, customers, and others having business or financial relationships with it, and it shall immediately notify CACTUS of any event or occurrence which is material to, and not in the ordinary and usual course of business of, NOMATTERWARE;

          (b) It shall not declare, set aside, or pay any dividend or other distribution on any of its outstanding securities;

          (c) It shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement;

          (d) It shall not create, incur, or assume any long--term or short--term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice;

          (e) It shall not adopt, enter into, or amend any bonus, profit sharing, compensation, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or
               (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of CACTUS ;

          (f) It shall not sell lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or (iv) as specifically provided for or permitted in this Agreement;

          (g) It shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through (f) above;

          (h) It will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay,, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it;

          (i) It will comply with all laws and regulations applicable to it and its operations;

          (j) It will maintain in full force and effect insurance coverage of a type and amount customary in its business, but not less than that set forth in Schedule 4.1(m).


                                    SECTION 8

                               COVENANTS OF CACTUS

     8.1 No Solicitation. CACTUS will not discuss or negotiate with any other corporation, firm or other person or entertain or consider any inquiries or proposals relating to the possible disposition of its shares of capital stock, or its assets, and will conduct business only in the ordinary course. Notwithstanding the foregoing, CACTUS shall be free to engage in activities mentioned in the preceding sentence which are designed to further the mutual interests of the parties to this Agreement.

     8.2 Conduct of CACTUS Pending Closing. CACTUS covenants and agrees with NOMATTERWARE that, prior to the consummation of the transactions called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless NOMATTERWARE shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, CACTUS will comply with each of the following;

          (a) No change will be made in CACTUS 's Certificate of Incorporation or Bylaws or in CACTUS 's authorized or issued shares of stock, except as may be first approved in writing by NOMATTERWARE.

          (b) No dividends shall be declared, no stock options granted and no employment agreements shall be entered into with officers or directors in CACTUS, except as may be first approved in writing by NOMATTERWARE.


                                    SECTION 9

                       ADDITIONAL COVENANTS OF THE PARTIES

     9.1 Cooperation. Both NOMATTERWARE and CACTUS will cooperate with each other and their respective counsel, accountants and agents in carrying out the transaction contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

     9.2 Expenses. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys and accountants' fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

     9.3 Publicity. Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement shall be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

     9.4 Confidentiality. While each party is obligated to provide access to and furnish information in accordance with Sections 4 and S herein, it is understood and agreed that such disclosure and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry precedent to the Closing. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.

     9.5 Limited Indemnification. NOMATTERWARE agrees to indemnify and hold harmless the two current directors of CACTUS from and against any and all damages arising from any act or omission of such directors related solely to this Agreement or the transactions contemplated by this Agreement.

                                   SECTION 10

                          SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES AND COVENANTS


     10.1 The representations, warranties and covenants of NOMATTERWARE and those Shareholders listed in Exhibit A contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement. The representations, warranties and covenants of CACTUS contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.

                                   SECTION 11

                             CONDITIONS PRECEDENT TO
                             OBLIGATIONS OF PARTIES

     11.1 The obligations of CACTUS, NOMATTERWARE and those Shareholders listed in Exhibit A under this Agreement shall be subject to the fulfillment, on or prior to the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Sections 4 and B herein, and fulfillment, prior to Closing, of each of the following conditions:

          (a) All representations and warranties made by NOMATTERWARE, Shareholders listed in Exhibit A and CACTUS in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date;

          (b) NOMATTERWARE, Shareholders listed in Exhibit A and CACTUS shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing.

          (c) All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

          (d) The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto.

          (e) Each NOMATTERWARE Shareholder and Dawson/James, Ltd. who will be acquiring Exchange stock will be required, at Closing, to submit an agreement confirming that all the Exchange Stock received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Exchange Stock for a period of one year from the date of the Closing, except to those persons approved by legal counsel to CACTUS as falling within the exemption from registration under the Securities Act of 1933 and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for CACTUS. It is the intention of Cactus, subsequent to the Exchange, to prepare and file with the U.S. Securities & Exchange Commission a Form SB-2 Registration Statement, which will register all of the shares of the Company. Each NOMATTERWARE Shareholder acquiring Exchange Stock will be required to transfer to CACTUS at the Closing his/her respective NOMATTERWARE Shares, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

          (g) All schedules, prepared by NOMATTERWARE or CACTUS shall be current or updated as necessary as of the Closing Date.

          (h) Each party shall have received favorable opinions from the other party's counsel on such matters in connection with the transactions contemplated by this Agreement as are reasonable.

          (i) Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties.

          (j) Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

          (k) NOMATTERWARE shall have provided to CACTUS through April 30, 2000, audited financial statements prepared in accordance with generally accepted accounting principles.

          (1) CACTUS shall have provided to NOMATTERWARE unaudited financial statements of CACTUS for the three months ended March 31, 2000, prepared in accordance with generally accepted accounting principles.

          (m) Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Sections 4 and B hereof, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

          (n) If Shareholders, who in the aggregate own more than five percent (5%) of the NOMATTERWARE Shares, dissent from the proposed share exchange, or are unable or for any reason, refuse to transfer any or all of their NOMATTERWARE shares to CACTUS in accordance with
               Section 1 of this Agreement, CACTUS, at its option, may terminate this Agreement.

          (o) Each party shall have satisfied itself that all transactions contemplated by this Agreement, including those contemplated by the exhibits and schedules attached hereto, shall be legal and binding under applicable statutory and case law of the State of Nevada, including, but not limited to Nevada securities laws and all other applicable state securities laws.

          (p) The Exchange shall be approved by the Boards of Directors of both NOMATTERWARE and CACTUS. Furthermore, the Exchange shall be approved by the shareholders of NOMATTERWARE and CACTUS, if deemed necessary or appropriate by counsel for the same, within thirty (30) days following execution of this Agreement. If such a meeting is deemed necessary, the management of NOMATTERWARE and CACTUS agree to seek and obtain the approval to their respective Shareholders and to solicit proxies in support of the same.

          (q) CACTUS and NOMATTERWARE and their respective legal counsel shall have received copies of all such certificates, opinions and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel.

          (r) Both NOMATTERWARE and CACTUS shall have the right to waive any or all of the conditions precedent to its obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition.

                                   SECTION 12

                         TERMINATION, AMENDMENT, WAIVER

     12.1 This Agreement may be terminated at any time prior to the Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of CACTUS, NOMATTERWARE and the NOMATTERWARE Shareholders under Section 9.4 hereof:

          (a)  By mutual agreement of CACTUS and NOMATTERWARE;

          (b) If the Closing (as defined in Section 3) shall not have taken place on or prior to May 30, 2000, this Agreement can be terminated upon written notice given by CACTUS or NOMATTERWARE whomever is the party that is not in material default.

          (c) By CACTUS, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of any Shareholder in the representations and warranties set forth in the Agreement.

          (d) By NOMATTERWARE or a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if, in the reasonable belief of NOMATTERWARE or any such Shareholders, there has been a material misrepresentation or breach of warranty on the part of CACTUS in the representations and warranties set forth in the Agreement;

          (e) By CACTUS if, in its opinion or that of its counsel, that the Exchange does not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished in CACTUS 's opinion or that of its counsel, without unreasonable expense or effort;

          (f) By CACTUS, if, in its opinion or that of its counsel, the Exchange cannot be consummated under Nevada or other relevant state corporate law or, if consummation is possible, that it cannot be accomplished, in CACTUS 's opinion or that of its counsel, without unreasonable expense or effort;

          (g) By CACTUS or by a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if either party shall determine in its sole discretion that the Exchange has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against any party (it being understood and agreed that a written request by a governmental authority for information with respect to the Exchange, which information could be used in connection with such litigation or proceedings, may be deemed to be a threat of material litigation or proceedings regardless of whether such request is received before or after the signing of this Agreement);

          (h) By CACTUS if the business or assets or financial condition of NOMATTERWARE, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise; or, by NOMATTERWARE through action by a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if the business or assets or financial condition of CACTUS, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

          (i) By CACTUS if holders of more than five percent (5%) of the NOMATTERWARE Shares fail to tender their stock at the Closing of the Exchange;

          (j) By NOMATTERWARE if, in its sole discretion, it should appear that the combined entity will not be auditable;

          (k) By NOMATTERWARE if CACTUS fails to perform material conditions set forth in Section 11 herein;

          (1) By NOMATTERWARE if examination of CACTUS 's books and records pursuant to Section 5 herein uncovers a material deficiency;

          (m) By CACTUS if NOMATTERWARE fails to perform material conditions set forth in Section 11 herein; and

          (n) By CACTUS if examination of NOMATTERWARE's books and records pursuant to Section 4 herein uncovers a material deficiency.

                                   SECTION 13
                                  MISCELLANEOUS

         13.1 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

         13.2    Binding Agreement.

               (a) This Agreement shall become binding upon the parties when, but only when, it shall have been signed on behalf of all parties.

               (b) Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns. This Agreement, in all of its particulars, shall be enforceable by the means set forth in subsection 13.9 for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing. In the event that subsection 13.9 is found to be unenforceable as to any party for any reason or is not invoked by any party, and any person is required to initiate any action at law or in equity for the enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover from the party determined to be in default, all of its reasonable costs incurred in said litigation, including attorneys' fees.

     13.3 Shareholders Owning at Least Five Percent (5%) of the Outstanding Common Stock of NOMATTERWARE. The Shareholders owning at least 5% of the outstanding common stock of NOMATTERWARE (see Exhibit A hereto) are only executing this Agreement with respect to sections 3.4, 4, 7, 9.4, 10, 11, 12.l(d and g ), 13.2, 13.3, 13.4, 13.5, and 13. 9.

     13.4 Counterparts. This Agreement may be executed in one or more counterparts, via facsimile signature, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

     13.5 Severability. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

     13.6 Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, that neither this Agreement nor any right hereunder shall be assignable by NOMATTERWARE or CACTUS without prior written consent of the other party.

     13.7 Captions. The captions of the various Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     13.8 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Nevada.

     13.9 Dispute Resolution. In the event of a dispute between the parties hereto involving a claim of breach of representation or warranty hereunder, or to enforce a covenant herein (either or both of which are referred to hereafter as a Claim"), if it is the desire of any party for quick resolution, the rights and obligations of the parties hereto arising under the terms of this Agreement with respect to such Claims and/or resolution of such disputes will be by the means of the judgment of an independent third party ("Rent--A--Judge") who has been selected and hired through the mutual agreement of the parties. The utilization of this subsection 13.9, if invoked by any party hereto, shall be the exclusive remedy for resolving a claim regardless of whether legal action has or has not been otherwise instituted. If legal action has been instituted by any party, and this subsection
          13.9 is invoked in a timely manner, any such legal action shall be voided and immediately withdrawn.

          (a) In the event of a Claim by any party, any party may make a written request upon the other parties for a "Rent-A-Judge." A request by any party for the employment of a "Rent-A-Judge" to resolve the Claim shall be binding on all other parties to this Agreement in accordance with the terms hereof. The parties may agree upon one "Rent-A-Judge," but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within twenty (20) days after the initial demand for employment of a "Rent- A-Judge," and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the "Rent-A-Judge(s)" or to furnish the "Rent-A-Judge(s) with any papers or information demanded, the "Rent-A-Judge(s)" are empowered by all parties to this Agreement to proceed ex parte.

          (b) Claim resolution proceedings shall take place in the City of Las Vegas, State of Nevada, and the hearing before the Rent-A-Judge(s)" of the matter to be arbitrated shall be at the time and place within said city or county as is selected by the "Rent-A-Judge(s)?' The "Rent-A-Judge(s)" shall select such time and place promptly after appointment arid shall give written notice thereof to each party at least thirty (30) days prior to the date so fixed. At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the "Rent-A-Judge(s) Said "Rent-A-Judge(s)" shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

          (c) If there is only one (1) "Rent-A-Judge," his or her decision shall be binding and conclusive on the parties, and if there are three (3) "Rent-A-Judge(s)" the decision of any two (2) shall be binding and conclusive.

          (d) If three (3) "Rent-A-Judge(s)" are selected under the foregoing procedure, but two (2) of the three (3) fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three (3) new "Rent-A-Judge(s)" who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two (2) of the three (3) "Rent-A-Judge(s)" selected.

          (e) The costs of such Claim resolution shall be borne by the parties equally and each party shall pay its own attorneys' fees, provided, however, that in the event either party challenges or in any way seeks to have the Rent-A- Judge's decision or award vacated or corrected or modified, if the challenge is denied or the original decision or award is affirmed, the challenging party shall pay the costs and fees, including reasonable attorneys' fees, of the non-challenging party, both for the challenge and for the original Claim resolution process.

     13.10Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed as follows:

                           To NOMATTERWARE:

                                    Brad Churchill
                                  NOMATTERWARE
                                    Suite 360, 717 - 7th Avenue SW Calgary AB,
                                    Canada T2P 0Z3


                           With a Copy to:

                                    Robert Domico, Esq.
                                    8610 South Eastern Avenue
                                    Suite 19
                                    Las Vegas, NV 89123

                           To CACTUS :

                                    Jim Pitochelli, President
                                    CACTUS SPINA, INC.
                                    3930 Howard Hughes Parkway
                                    Suite 100
                                    Las Vegas, Nevada 89109


                           With a Copy to:

                                    William Barnett
                                    15233 Ventura Boulevard
                                    Suite 410
                                    Sherman Oaks, CA 91403


         Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

         All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.10 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three days following deposit in the United States mail, postage prepaid.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


CACTUS SPINA, INC.
A Nevada Corporation


 By:  ________________________________
     James E. Pitochelli
     President


NOMATTERWARE
a Nevada corporation


 By:  ________________________________
     Brad Churchill
     President

                                  EXHIBIT LIST

Exhibit A:    Five Percent Shareholders of NOMATTERWARE

Exhibit B:    Consent of Board of Directors of NOMATTERWARE

Exhibit C: Consent of Board of Directors of CACTUS SPINA, INC.

Exhibit D:    Finders Agreement between CACTUS SPINA, INC. and Dawson/James Ltd.


                                  SCHEDULE LIST


Schedule  4.1(b):         NOMATTERWARE Common Stock Outstanding

Schedule 4.1 (f):         Litigation Involving NOMATTERWARE

Schedule 4.1 (h):         Absence of Certain Changes - NOMATTERWARE

Schedule 4.1 (i):         NOMATTERWARE Employee Benefit Plans

Schedule 4.1 (j):         Asset Ownership Exceptions

Schedule 4.1 (k):         NOMATTERWARE Tax Matters

Schedule 4.1 (1):         List of Insurance Policies in Force

Schedule 4.1 (m):         Operating Permits/Licenses

Schedule 5.1 (b):         CACTUS  Options and Warrants Outstanding

Schedule 5.1 (b)          CACTUS Employee Stock Option Plan

Schedule 5.1 (h)          Litigation Involving CACTUS

Schedule 5.1 (i):         CACTUS  Tax Matters

                                    EXHIBIT A



                    FIVE PERCENT SHAREHOLDERS OF NOMATTERWARE





Shareholder             No. of Shares             Percentage

                                   EXHIBIT "B"

                      CONSENT OP DIRECTORS OF NOMATTERWARE


         A special meeting of the Directors of NOMATTERWARE (the "Corporation"), a Nevada corporation was held by consent and without an actual meeting. The undersigned, being all of the Directors, do hereby waive notice of the time, place and purpose of this meeting of the Directors of the Corporation and, in lieu thereof, hereby agree and consent to the adoption of the following corporate actions.

         WHEREAS, the Corporation entered into an Agreement for Sale and Purchase of the Common Stock of Cactus Spina, Inc.(the "Agreement") as of March 30, 2000 with CACTUS SPINA, INC. ("CACTUS ") whereby the Corporation intends to exchange approximately all of the issued and outstanding capital stock of the Corporation for a specified number of CACTUS common shares;

         WHEREAS, a formal agreement has been prepared consistent with the terms of the Agreement, which "Plan and Agreement of Reorganization" is attached hereto;

         WHEREAS, it is in the Corporations best interests to approve the terms and execution of the Plan and Agreement of Reorganization on behalf of the Corporation;

         NOW, THEREFORE, BE IT RESOLVED, that the terms and conditions of the exchange as set forth in the Plan and Agreement of Reorganization be, and the same hereby are, ratified and confirmed, and the President and Secretary of the Corporation are authorized to execute the same on behalf of the Corporation.

GENERAL AUTHORIZATION

         BE IT RESOLVED that the President and Secretary of the Corporation be, and they hereby are, authorized, directed and empowered to prepare or cause to be prepared, execute and deliver all such documents and instruments and to undertake all such actions as they deem necessary or advisable in order to carry out and perform any or all of the matters contemplated by the Plan and Agreement of Reorganization and as authorized in the foregoing resolution.

         IN WITNESS WHEREOF, each of the undersigned has executed this written consent, which shall be effective as of April ____, 2000.



------------------------------------        -----------------------------------
Brad Churchill                              Lise Bradley

                                   EXHIBIT "C"
                               CACTUS SPINA, INC.

                          Minutes of Special Meeting of the Board of Directors
April ______________, 2000

         A special meeting of the Board of Directors of CACTUS SPINA, INC. (the "Company") was held on April_____ 2000, at the offices of Robert Domico, 8610 S. Eastern Avenue, Las Vegas, NV.

         Jim Pitochelli, Chairman of the Board, called the meeting to order. Cynthia Lander acted as Secretary of the meeting. All of the directors of the Company were present as follows:

                      Jim Pitochelli, sole Director

         Also present was Robert Domico, counsel to the Company.

         All of the Directors, constituting quorum, acknowledged that they could hear and be heard at all times during the meeting. In addition, all directors waived notice of the meeting.

Reorganization of Company.

         WHEREAS, the Company has had no business activity since December 1996; and
         WHEREAS, over the past twenty-nine months the Board has investigated numerous potential business strategies, including, but not limited to, the sale or merger of the Company with another company; and

         WHEREAS, the Board has now identified NOMATTERWARE, a Nevada corporation ("NOMATTERWARE"), as a corporation with which to undertake a tax--free reorganization (the "Reorganization"), as a result of which Reorganization some value could be returned to the shareholders of the Company; and
         WHEREAS, considering all facts and circumstances, the Board deems it to be in the best interests of the shareholders of the Company to proceed with the Reorganization;

         NOW, THEREFORE, after discussion by the Board, it was

         RESOLVED, that all actions previously undertaken by the officers and directors of the Company in connection with the proposed Reorganization be hereby ratified and approved; and

         RESOLVED, FURTHER, that the officers of the Company are authorized, empowered, and directed to execute and deliver the proposed form of "Plan and Agreement of Reorganization" (the "Agreement"), a copy of which Agreement is attached hereto as Exhibit A; and

         RESOLVED, FURTHER, that the officers of the company are authorized, empowered, and directed to execute and deliver all such additional documents and instruments, and to take all such additional actions, as they deem necessary or advisable in order to carry out the purposes and intent of the Agreement, including, but not limited to, the preparation of a Proxy Statement and the solicitation of votes in favor of the Reorganization, if required.

                                      A-29a

         There being no further business to come before the Board, the meeting was adjourned.

April _________, 2000

------------------------------------
Cynthia Lander, Assistant secretary















































                                      A-29b

                                 SCHEDULE 4.1(b)



                      NOMATTERWARE Common Stock Outstanding

                                SCHEDULE 4.1 (f)

                        Litigation Involving NOMATTERWARE



 None.

                                SCHEDULE 4.1 (h)

                   Absence of Certain Changes -- NOMATTERWARE


 There have been no substantive changes.

                                 SCHEDULE 4.1(i)

                       NOMATTERWARE Employee Benefit Plans


 None.

                                 SCHEDULE 4.1(j)

                           Asset Ownership Exceptions


 There are no exceptions to Asset Ownership.

                                 SCHEDULE 4.1(k)

                            NOMATTERWARE Tax Matters

                                SCHEDULE 4.1 (1)

                       List of Insurance Policies in Force

                                SCHEDULE 4.1 (m)

                           Operating Permits/Licenses


        There are no Operating Permits/Licenses required by NOMATTERWARE to conduct its business.

                                SCHEDULE 5.1 (b)

                     CACTUS Options and Warrants Outstanding


        None

                                SCHEDULE 5.1 (b)

                           Litigation Involving CACTUS

        None

                                 SCHEDULE 5.1(i)

                               CACTUS Tax Matters


None.

                                   APPENDIX B

                                AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                               CACTUS, SPINA, INC.


To the Secretary of State
State of Nevada

         Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 92A, the undersigned officers of the Corporation hereinafter named, which is a corporation for profit organized under the laws of the State of Nevada, do hereby certify that the following is the entire text of an Amendment to the Articles of Incorporation of the Corporation as heretofore amended and that the Board of Directors of the Corporation at a meeting duly convened and held on the _____ day of ____________, 2001, adopted resolutions to amend the Corporation's Articles of Incorporation as follows:

            FIRST: The name of the Corporation is NoMatterWare, Inc.

         The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 1,000,000 shares of Common Stock; the foregoing amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of the Common Stock outstanding and entitled to vote thereon.

         IN WITNESS WHEREOF, the undersigned officers have hereunto subscribed our names this _____ day of ________, 2001.


                                           -----------------------------------
                                           James E. Pitochelli, President

                                           -----------------------------------
                                           James E. Pitochelli, Secretary

                                 ACKNOWLEDGEMENT

STATE OF NEVADA            )
                           ) ss.
COUNTY OF ___________      )

         On May ___, 2001, before the undersigned, a Notary Public, personally appeared James Pitochelli, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                                            ------------------------------------
                                            Notary's Signature

                                   APPENDIX C

                      NEVADA REVISED STATUTES: CHAPTER 92A
                           RIGHTS OF DISSENTING OWNERS



NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
         (Added to NRS by 1995, 2086)

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
         (Added to NRS by 1995, 2087)

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.
         (Added to NRS by 1995, 2087)

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
         (Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
         (Added to NRS by 1995, 2087)

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
         (Added to NRS by 1995, 2087)

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
         (Added to NRS by 1995, 2087)

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
         (Added to NRS by 1995, 2087)
                                       C-1

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
         (Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
         (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
         (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the domestic corporation is a party:
                  (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160,inclusive, or the articles of incorporation and he is entitled to vote on the merger; or
                  (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

         (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

         (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995,
         2087)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National
         Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

         (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

         (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except: (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
                           (I)      The surviving or acquiring entity; or
                           (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

                  (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

         (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

         (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
         (Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

         (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
         (Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

         (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

         (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1.       A stockholder to whom a dissenter's notice is sent must:

         (a)      Demand payment;

         (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

         (c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
         (Added to NRS by 1995, 2090; A 1997, 730)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

         (a) Of the county where the corporation's registered office is located; or

         (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

         (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

         (b) A statement of the subject corporation's estimate of the fair value of the shares;

         (c)      An explanation of how the interest was calculated;

         (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

         (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
         (Added to NRS by 1995, 2092)

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Officers and Directors

Section 78.751 of the Nevada General Corporation Law allows domestic corporations such as Cactus to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust, or other enterprise. Cactus' Bylaws provide that such persons shall be indemnified and held harmless to the fullest extent permitted by Nevada law.

Nevada law permits domestic corporations such as Cactus to advance expenses in connection with defending any such proceedings, provided that the person being indemnified undertakes to repay any such advances if it is later determined that he was not entitled to be indemnified by the corporation. Cactus' Bylaws require that Cactus advance such funds upon receipt of such an undertaking with respect to repayment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Cactus pursuant to the foregoing provisions or otherwise, Cactus has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

Item 21.  Exhibits and Financial Statement Schedules

(a)

 Exhibits     Description
----------    ------------------------------------------------------------------

     *2.1 Agreement and Plan of Merger, dated as of April 1, 2000, between Cactus Spina, Inc., and NoMatterWare, Inc. (included as Appendix A to the Proxy Statement-Prospectus forming a part of this Registration Statement and incorporated herein by reference)

     *3.1     Articles of Incorporation of Cactus Spina, Inc.

     *3.2     Bylaws of Cactus Spina, Inc.

     *4.1 Text of Common stock Certificate for Cactus Spina, Inc. (renamed NoMatterWare, Inc.)

     *5.1 Opinion of William B. Barnett, Esq., dated August 15, 2001 as to the legality of the shares of Cactus Spina, Inc.

    *10.1     Sales  Agreement   between   NoMatterWare,   Inc.,  and  Churchill
              Consulting Services, Inc., dated September 1, 1999, and Addendum dated April 27, 2001.

    *10.2 Development Agreement between NoMatterWare, Inc., and ACCPAC International, Inc., dated March 15, 2001.

    *10.3 Master Equipment Lease Agreement between NoMatterWare, Inc., and Hewlett-Packard (Canada) Ltd., dated August 23, 2000.

    *20.1 Consents of proposed directors for Registrant, pursuant to Rule 438 of Regulation C of the Securities Act of 1933.

     23.1     Consents of Grant Thornton LLP

    *23.2 Consent of William B. Barnett, Esq. (included as part of his opinion filed as Exhibit 5.1)

----------------------

         *        Previously submitted


(b)  Financial Statement Schedules

Item 22.  Undertakings

Cactus hereby undertakes:

1. to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first-class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request.

2. to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; and

3. insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Cactus pursuant to the provisions described in Item 20 above, or otherwise, Cactus has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by Cactus of expenses incurred or paid by a director, officer, or controlling person of cactus in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Cactus will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                      II-2

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cactus had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on the 10th day of September, 2001.


                                      CACTUS SPINA, INC.


                                      By:
                                            ------------------------------------
                                            James E. Pitochelli
                                            Chief Executive Officer and Chairman


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                Title                                 Date



-----------------------
James E. Pitochelli      Chairman,                           September 10, 2001
                             Chief Executive Officer,
                             Chief Financial Officer,
                             Director


-----------------------
James E. Pitochelli      Secretary, Director                 September 10, 2001

                                  EXHIBIT INDEX


 Exhibits     Description

----------    ------------------------------------------------------------------

     *2.1 Agreement and Plan of Merger, dated as of April 1, 2000, between Cactus Spina, Inc., and NoMatterWare, Inc. (included as Appendix A to the Proxy Statement-Prospectus forming a part of this Registration Statement and incorporated herein by reference)

     *3.1     Articles of Incorporation of Cactus Spina, Inc.

     *3.2     Bylaws of Cactus Spina, Inc.

     *4.1 Text of Common stock Certificate for Cactus Spina, Inc. (renamed NoMatterWare, Inc.)

     *5.1 Opinion of William B. Barnett, Esq., dated August 15, 2001 as to the legality of the shares of Cactus Spina, Inc.

    *10.1     Sales  Agreement   between   NoMatterWare,   Inc.,  and  Churchill
              Consulting Services, Inc., dated September 1, 1999, and Addendum dated April 27, 2001.

    *10.2 Development Agreement between NoMatterWare, Inc., and ACCPAC International, Inc., dated March 15, 2001.

    *10.3 Master Equipment Lease Agreement between NoMatterWare, Inc., and Hewlett-Packard (Canada) Ltd., dated August 23, 2000.

    *20.1 Consents of proposed directors for Registrant, pursuant to Rule 438 of Regulation C of the Securities Act of 1933.

     23.1     Consents of Grant Thornton LLP

    *23.2 Consent of William B. Barnett, Esq. (included as part of his opinion filed as Exhibit 5.1)


--------------------------

*        Previously submitted.







                                      II-4